Exhibit 10.20

201 MISSION

SAN FRANCISCO, CALIFORNIA

OFFICE LEASE AGREEMENT

BETWEEN

CA-MISSION STREET LIMITED PARTNERSHIP, a Delaware limited partnership

(“LANDLORD”)

AND

PEAR THERAPEUTICS, INC., a Delaware corporation

(“TENANT”)

SUITE 1450

TABLE OF CONTENTS

1.	BASIC LEASE INFORMATION	1
2.	LEASE GRANT	4
3.	POSSESSION	4
4.	RENT	5
5.	COMPLIANCE WITH LAWS; USE	7
6.	SECURITY FOR LEASE	8
7.	BUILDING SERVICES	8
8.	LEASEHOLD IMPROVEMENTS	9
9.	REPAIRS AND ALTERATIONS	10
10.	ENTRY BY LANDLORD	12
11.	ASSIGNMENT AND SUBLETTING	12
12.	LIENS	14
13.	INDEMNITY AND WAIVER OF CLAIMS	15
14.	INSURANCE	17
15.	SUBROGATION	19
16.	CASUALTY DAMAGE	19
17.	CONDEMNATION	20
18.	EVENTS OF DEFAULT	20
19.	REMEDIES	21
20.	LANDLORD DEFAULT; LIMITATION OF LIABILITY	24
21.	RELOCATION	25
22.	HOLDING OVER	25
23.	SUBORDINATION TO MORTGAGES; ESTOPPEL CERTIFICATES	26
24.	NOTICE	26
25.	SURRENDER OF PREMISES	27
26.	MISCELLANEOUS	27

i

The following exhibits and attachments are incorporated into and made a part of this Lease:

Exhibit A	Outline and Location of Premises
Exhibit B	Expenses, Taxes and Insurance Expenses
Exhibit C	Work Agreement
Exhibit D	Commencement Letter
Exhibit E	Building Rules and Regulations
Exhibit F	Additional Provisions
Exhibit G	Parking Agreement
Exhibit H	Form of Estoppel
Exhibit I	Form of Letter of Credit

ii

OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT (this “Lease”) is entered into as of April 10, 2018 (the “Effective Date”), by and between CA-MISSION STREET LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and PEAR THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

1.	Basic Lease Information.

1.01	“Building” means the building located at 201 Mission Street, San Francisco, California, commonly known as 201 Mission. “Rentable Area of the Building” is deemed to be 511,449 square feet.

1.02

“Premises” means the area shown on Exhibit A to this Lease. The Premises consists of a portion of the fourteenth (14th) floor known as Suite 1450. The “Rentable Area of the Premises” is deemed to be 11,033 square feet. All Rentable Area referred to herein is calculated in accordance with the “Office Buildings: Standard Methods of Measuring and Calculating Rentable Area” published by the Building Owners and Managers Association International (BOMA Z65.1-2010) as interpreted and applied by Landlord’s measurement firm to the Building. Landlord and Tenant stipulate and agree that the Rentable Area of the Building and the Premises as set forth herein are correct. If and to the extent that the Premises is exclusively served by an exterior deck, such exterior deck shall not be deemed a portion of the Premises for the purposes of the calculation of the rentable area of the Premises for the payment of Base Rent, but such exterior deck shall be deemed a part of the Premises for the purpose of Tenant’s indemnity and insurance obligations set forth in this Lease.

1.03	“Base Rent”:

Period/ Months of Term	Annual Rate Per Rentable Square Foot	Monthly Base Rent
Month 1* – Month 12	$70.00	$64,359.17	**
Month 13 – Month 24	$72.10	$66,289.94
Month 25 – Month 36	$74.26	$68,275.88
Month 37 – Month 48	$76.49	$70,326.18
Month 49 – Month 60	$78.78	$72,431.65
Month 61 – Month 62	$81.14	$74,601.47

*

If the Commencement Date is other than the first (1st) day of a calendar month, “Month 1” shall be the first full calendar month of the Term plus any partial calendar month in which Commencement Date occurs, and in such event, Tenant shall pay the prorated amount of the monthly installment of Base Rent for such partial calendar month on the Commencement Date

**	Subject to abatement pursuant to Section 4.02

1.04	“Tenant’s Share”: 2.16%.

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1.05	“Base Year” for Taxes (defined in Exhibit B): 2018; “Base Year” for Expenses (defined in Exhibit B): 2018; “Base Year” for Insurance Expenses (defined in Exhibit B): 2018.

1.06	“Term”:

The period commencing on the Commencement Date (defined below) and, unless terminated earlier in accordance with this Lease, ending on the last day of the sixty-second (62nd) full calendar month of the Term (the “Termination Date”). The “Commencement Date” shall be the earlier of (i) the date which is two (2) weeks following the date on which the Tenant Improvements (defined in Section 1.15) are Substantially Complete (defined in the Work Agreement) and (ii) the date Tenant first occupies all or any portion of the Premises for the conduct of its business; provided in no event shall the Commencement Date occur prior to April 1, 2018. The parties anticipate that the Tenant Improvements will be Substantially Complete on or about May 1, 2018 (the “Target Commencement Date”).

1.07	“Parking Rights”: One (1) Space, pursuant to Exhibit G attached hereto.

1.08

Allowance(s): Landlord shall construct turnkey improvements in the Premises pursuant to the Work Agreement in an amount not to exceed $15.00 per square foot of the Premises, plus a test fit allowance not to exceed $0.15 per square of the Premises, all as specified in the Work Agreement.

1.09	“Letter of Credit Amount”: $411,231.94

(See Exhibit F, Section 1).

1.10	“Guarantor(s)”: None.

1.11	“Broker(s)”: Jones Lang LaSalle, representing Landlord, and CBRE, Inc., representing Tenant.

1.12	“Permitted Use”: General office and administrative use.

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1.13	“Notice Address(es)”:

Landlord:	Tenant:

Jones Lang LaSalle Americas, Inc.
201 Mission Street, Suite 250
San Francisco, California 94105
Attn: General Manager

and:

CA-Mission Street Limited Partnership
c/o LaSalle Investment Management, Inc.
One Front Street, Suite 2100
San Francisco, California 94111
Attn: Stacie Hill

Email: Stacie.Hill@lasalle.com (with email notice to be sent concurrently with written notice)

With a copy to:

Shartsis Friese LLP
One Maritime Plaza, 18th Floor
San Francisco, California 94111
Attn: Kathleen Keeler Bryski

Prior to the Commencement Date: Pear Therapeutics 535 Mission St San Francisco, CA 94105 From and after the Commencement Date: At the Premises

Rent Payments: Rent shall be payable to “CA-Mission Street Limited Partnership” at the following address:

CA-Mission Street Limited Partnership

Jones Lang LaSalle Americas as Agent

39481 Treasury Center

Chicago, IL 60694-9400

For payments made by wire/ACH:

Bank: Harris NA

ABA: 071000288

Acct. No.: 321-381-6

1.14

“Business Day(s)” are Monday through Friday of each week, exclusive of New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (“Holidays”). Landlord may designate additional Holidays that are commonly recognized by other office buildings in the area where the Building is located. “Building Service Hours” are 7:00 A.M. to 6:00 P.M. on Business Days (other than Holidays).

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1.15	“Tenant Improvements” mean the work that Landlord is obligated to perform in the Premises, pursuant to the work agreement, attached to this Lease as Exhibit C (the “Work Agreement”).

1.16

“Property” means the Building and the parcel(s) of land on which it is located and, at Landlord’s discretion, the parking facilities and other improvements, if any, serving the Building and the parcel(s) of land on which they are located.

2.	Lease Grant.

The Premises are hereby leased to Tenant from Landlord for the Term, together with the right to use the Common Areas, subject to the terms and conditions of this Lease. For purposes of this Lease, “Common Areas” mean those certain areas and facilities of the Building and other improvements on the Property which are from time to time provided by Landlord for the use in common of tenants of the Building and their employees, clients, customers, licensees and invitees or for use by the public, which facilities and improvements include any and all common corridors, elevator foyers, the lobby, vending areas, bathrooms on multi-tenant floors, electrical and telephone rooms, mechanical rooms, janitorial areas and other similar facilities of the Building and any and all grounds, landscaped areas, outside sitting areas, sidewalks, walkways and pedestrianways.

3.	Possession.

3.01 As-Is Delivery; Timing. Subject to Landlord’s obligation to (i) perform its maintenance obligations as set forth herein and (ii) to complete the Tenant Improvements in a good and workmanlike manner and in accordance with the terms of Exhibit C attached hereto, Tenant is leasing the Premises in “as-is, where is” condition, without any obligation on the part of Landlord to make or pay for any improvements therein. Notwithstanding the foregoing, Landlord hereby represents that the Base Building and Building Systems (as such terms are defined below) are in good condition and working order; provided, however, that if Tenant does not deliver written notice to Landlord of any material defects with respect to the condition the Base Building and/or Building Systems within forty-five (45) days after the Commencement Date, then Tenant shall be deemed to have inspected and accepted the same in their then-existing condition, and the correction of any subsequently discovered defects shall be the obligation of the applicable party pursuant to the provisions of Sections 9.01 and 9.02 below. If Tenant provides written notice of any such material defects within the forty-five (45)-day period provided for above, setting forth in reasonable detail a description of such material defects, Landlord shall correct the same at Landlord’s sole cost and expense. Subject to the foregoing, no representation or warranty, express or implied, has been made by Landlord with respect to any matter whatsoever, including the condition of the Premises or the Building, the suitability of the Premises or the Building for Tenant’s particular use, or any other conditions that may affect Tenant’s use and enjoyment of the Premises or the Building. No rights to any view or to light or air over the Building or any other property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. Landlord’s failure to Substantially Complete the Tenant Improvements by the Target Commencement Date (described in Section 1.06) shall not be a Landlord Default or otherwise render Landlord liable for damages, except as otherwise set forth in Exhibit C. Landlord shall not be liable for a failure to deliver possession of the Premises or any other space due to the holdover or unlawful possession of such space by another party, provided, however, Landlord shall use commercially reasonable efforts to obtain possession of any such space. Except as otherwise provided in this Lease, Tenant shall not be permitted to take possession of or enter the Premises prior to the Commencement Date without Landlord’s

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permission. Promptly after the determination of the Commencement Date, Landlord and Tenant shall execute and deliver a letter in the form attached hereto as Exhibit D (the “Commencement Letter”). Tenant’s failure to execute and return the Commencement Letter, or to provide a good faith written objection to the statements contained in the Commencement Letter, within ten (10) Business Days after the delivery of the Commencement Letter to Tenant, shall be deemed an approval by Tenant of the statements contained therein.

3.02 Early Access. Subject to the terms and conditions of this Lease including, without limitation, Section 13, and provided Landlord has received the pre-paid Base Rent required by Section 4.01 below, the Letter of Credit and evidence of Tenant’s procurement of all insurance coverage required hereunder, Tenant, at Tenant’s sole risk, shall be permitted to enter the Premises from and after the date that is fourteen (14) days prior to the date that Landlord anticipates to be the Commencement Date, solely for the purpose of installing furniture, fixtures and equipment. Further, provided it does not interfere with the Landlord’s performance of the Tenant Improvements, Tenant, at Tenant’s sole risk, shall be permitted to enter the Premises from and after the date that is one (1) day following mutual execution of the Lease, for the purpose of installing telecommunications wiring for Tenant’s operations. Landlord may withdraw such permission for Tenant to enter the Premises, if Landlord determines that such entry is causing a dangerous situation for Landlord, Tenant, Tenant’s vendors and contractors or other tenants in the Building or is delaying or interfering with the progress of any work within the Building. Tenant will have no obligation to pay Rent during such early access period, except for the cost of services requested by Tenant (e.g., after hours HVAC service, after hours security, etc.), unless Tenant commences business operations in the Premises during such early access period. If Tenant so commences business operations in the Premises, then the Commencement Date shall be deemed to have occurred on the date that Tenant commences such business operations.

4.	Rent.

4.01 General. From and after the Commencement Date, Tenant shall pay Landlord, without any setoff or deduction, unless expressly set forth in this Lease, all Base Rent and Additional Rent due for the Term (collectively referred to as “Rent”). “Additional Rent” means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord under this Lease. Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent. Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand, provided that the installment of Base Rent attributable to the fifth (5th) full calendar month of the Term shall be due concurrently with the execution of this Lease by Tenant. All other items of Rent shall be due and payable on or before thirty (30) days after billing by Landlord. Rent shall be made payable to the entity, and sent to the address, that Landlord designates and shall be made by good and sufficient check or by other means acceptable to Landlord. Landlord may return to Tenant, at any time within fifteen (15) days after receiving same, any payment of Rent (a) made following any Default (irrespective of whether Landlord has commenced the exercise of any remedy), or (b) that is less than the amount due. Each such returned payment (whether made by returning Tenant’s actual check, or by issuing a refund in the event Tenant’s check was deposited) shall be conclusively presumed not to have been received or approved by Landlord. If Tenant does not pay any Rent within ten (10) days of the date when due hereunder, Tenant shall pay Landlord an administration fee in the amount of six percent (6%) of the past due amount. In addition, past due Rent shall accrue interest at a rate equal to the lesser of (i) ten percent (10%) per annum or (ii) the maximum legal rate, and Tenant shall pay Landlord a fee for any checks returned by Tenant’s bank for any reason. To

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ascertain whether any interest payable exceeds the legal limits imposed, any non-principal payment (including the administration fee) shall be considered to the extent permitted by Law to be an expense or a fee, premium or penalty, rather than interest. Landlord’s acceptance of less than the correct amount of Rent shall be considered a payment on account of the oldest obligation due from Tenant hereunder, then to any current Rent then due hereunder, notwithstanding any statement to the contrary contained on or accompanying any such payment from Tenant. Rent for any partial month during the Term shall be prorated. No endorsement or statement on a check or letter accompanying payment shall be considered an accord and satisfaction. Accordingly, Tenant hereby waives the provisions of California Uniform Commercial Code §3311 (and any similar Law that would permit an accord and satisfaction contrary to the provisions of this Section 4.01). Any partial payment shall be treated as a payment on account, and Landlord may accept such payment without prejudice to Landlord’s right to recover any balance due or to pursue any other remedy permitted by this Lease. No payment, receipt or acceptance of Rent following (a) any Default; (b) the commencement of any action against Tenant; (c) termination of this Lease or the entry of judgment against Tenant for possession of the Premises; or (d) the exercise of any other remedy by Landlord, shall cure the Default, reinstate the Lease, grant any relief from forfeiture, continue or extend the Term, or otherwise affect or constitute a waiver of Landlord’s right to or exercise of any remedy, including Landlord’s right to terminate the Lease and recover possession of the Premises; provided, however, the full payment of all amounts required to cure any Monetary Default shall operate to cure said Default if paid within the time period provided in this Lease. The foregoing constitutes actual notice to Tenant of the provisions of California Code of Civil Procedure §1161.1(c). If the address designated by Landlord for payment of Rent hereunder is a lock box collection agent, then for purposes of this Lease, no such payment shall be deemed “accepted” by Landlord if Landlord issues a check payable to Tenant in the amount sent to the lock box within thirty (30) days after the amount sent by Tenant is received by the lock box collection agent or if Landlord returns a dishonored instrument within thirty (30) days after its dishonor.

4.02. Rent Abatement. Notwithstanding Section 4.01 above to the contrary, so long as Tenant is not in Default, Tenant shall be entitled to an abatement of Base Rent for the first four (4) full calendar months of the Term (the “Abatement Period”). The total amount of Base Rent abated during the Abatement Period is referred to herein as the “Abated Rent”. If Tenant is in Default at any time during the initial 24 months of the Term, (a) at Landlord’s option, all Abated Rent credited to Tenant prior to the occurrence of the Default shall become due and payable to Landlord; and (b) if the Default occurs prior to the expiration of the Abatement Period, there will be no further abatement of Base Rent pursuant to this Section 4.02. No such recapture by Landlord of the Abated Rent pursuant to clause (a) above shall constitute a waiver of any Default of Tenant or any election of remedies by Landlord.

4.03. Additional Rent. Tenant shall pay Tenant’s Share of Taxes, Insurance Expenses and Expenses in accordance with Exhibit B of this Lease. In addition, Tenant shall pay before delinquency any and all taxes levied or assessed and which become payable by Tenant (or directly or indirectly by Landlord) during the Term (excluding, however, state and federal personal or corporate income taxes measured by the net income of Landlord from all sources, capital stock taxes, and estate and inheritance taxes), whether or not now customary or within the contemplation of the parties hereto, which are based upon, measured by or otherwise calculated with respect to: (i) the gross or net rental income of Landlord under this Lease, including, without limitation, any gross receipts tax levied by any taxing authority (including without limitation the San Francisco Gross Receipts Tax and Business Registration Fees Ordinance (2012 Proposition E)), or any other gross income tax or excise tax levied by any taxing authority with respect to the receipt of the rental payable hereunder, except to the extent

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Landlord elects to include any of the foregoing in Taxes; (ii) the value of Tenant’s equipment, furniture, fixtures or other personal property located in the Premises; (iii) the possession, lease, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; (iv) the value of any leasehold improvements, alterations or additions made in or to the Premises, regardless of whether title to such improvements, alterations or additions shall be in Tenant or Landlord; or (v) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. Notwithstanding anything to the contrary contained in this Section 4.03, but in addition to the exclusions set forth above, there shall be excluded from Taxes any fees or penalties imposed upon Landlord by any governmental authority attributable to any late payments by Landlord (the “Excluded Taxes”).

5.	Compliance with Laws; Use.

5.01 Tenant’s Compliance with Laws. The Premises shall be used for the Permitted Use and for no other use whatsoever. Tenant shall comply with all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity whether in effect now or later, including the Americans with Disabilities Act (“Law(s)”), regarding the operation of Tenant’s business and the use, condition, configuration and occupancy of the Premises. In addition, Tenant, at its sole cost and expense, will promptly comply with any Laws that relate to the “Base Building” (defined below) and/or any areas of the Building or the Property outside the Premises, but only to the extent such obligations are triggered by Tenant’s particular use of the Premises (other than for general office use) or Alterations or improvements in the Premises performed by or on behalf of Tenant (but excluding the Tenant Improvements). “Base Building” shall mean the structural portions of the Building, the Building foundation, the public restrooms and the Building mechanical, electrical, fire/life-safety and plumbing systems and equipment. Tenant shall promptly provide Landlord with copies of any notices it receives regarding an alleged violation of Law in connection with the Premises.

5.02 ADA Compliance. Landlord, at its sole cost and expense (except to the extent properly included in Expenses), shall be responsible for correcting any violations of Title III of the Americans with Disabilities Act with respect to the Common Areas. Landlord’s obligation to correct any violations of Title III of the Americans with Disabilities Act with respect to the Premises shall be limited to violations that arise out of the Tenant Improvements and/or the condition of the Premises prior to the construction of the Tenant Improvements and the installation of any furniture, equipment and other personal property of Tenant. Notwithstanding the foregoing, Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by Law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by Law. Notwithstanding the foregoing, Tenant, not Landlord, shall be responsible for the correction of any violations that arise out of or in connection with the specific nature of Tenant’s business in the Premises (other than general office use) and/or the acts or omissions of Tenant, its agents, employees or contractors, Tenant’s arrangement of any furniture, equipment or other property in the Premises, any repairs, or alterations performed by or on behalf of Tenant and any design or configuration of the Premises specifically requested by Tenant.

5.03 Density. Tenant shall not exceed the standard density limit for the Building (i.e., one (1) person per every 150 square feet of Rentable Area of the Premises (the “Standard Density”)); provided, however, that Tenant may occupy the Premises at a density greater than the Standard Density (but in no event greater than one (1) occupant per 135 square feet of

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Rentable Area) so long as such occupancy density is in compliance with applicable Law. Tenant hereby acknowledges that the Building’s HVAC system and electrical systems are not designed to service space occupied at a density greater than the Standard Density, and, as a consequence, if and to the extent that Tenant desires additional HVAC services or electrical infrastructure to service any portion of the Premises and/or if any required modifications to the Premises or to the Building or Building Systems (for example, but not by way of limitation, upgrades or modifications to the fire stairways or restrooms) are required due to Tenant’s occupancy of the Premises (or any portion thereof) at a density greater than the Standard Density, Tenant will be solely responsible for the cost of providing such additional services, infrastructure or modifications (which, at Tenant’s election, may be carried out by Landlord for the account of Tenant).

5.04 Rules and Regulations. Tenant shall comply with the rules and regulations attached hereto as Exhibit E and such other reasonable rules and regulations adopted by Landlord from time to time, including rules and regulations for the performance of Alterations (defined in Section 9.03), provided Landlord agrees to implement and enforce such rules and regulations in a reasonably non-discriminatory manner.

6.	Security for Lease.

6.01 Letter of Credit. A Letter of Credit, pursuant to the provisions of Exhibit F attached hereto, shall be delivered to Landlord concurrently with the execution of this Lease by Tenant.

7.	Building Services.

7.01 Building Services. Landlord shall furnish Tenant with the following services: (a) water for use in the Base Building lavatories; (b) heat and air conditioning according to the outdoor temperature during Building Service Hours, although (i) Tenant shall have the right to receive HVAC service during hours other than Building Service Hours by paying Landlord’s then standard charge for additional HVAC service and providing such prior notice as is reasonably specified by Landlord (Landlord’s charge for additional HVAC service shall be based on a minimum of four (4) hours of usage), and (ii) if Tenant is permitted to connect any supplemental HVAC units to the Building’s condenser water loop or chilled water line, such permission shall be conditioned upon Landlord having adequate excess capacity from time to time and such connection and use shall be subject to Landlord’s reasonable approval and reasonable restrictions imposed by Landlord, and Landlord shall have the right to charge Tenant a connection fee and/or a monthly usage fee, as reasonably determined by Landlord ; (c) janitorial service on Business Days; (d) elevator service; (e) electricity in accordance with the terms and conditions of Section 7.02; (f) access to the Building for Tenant and its employees twenty-four (24) hours per day/7 days per week, subject to the terms of this Lease and such protective services or monitoring systems, if any, as Landlord may reasonably impose, including, without limitation, sign-in procedures and/or presentation of identification cards; and (g) such other services as Landlord reasonably determines are necessary or appropriate for the Property. If Landlord, at Tenant’s request, provides any services which are not Landlord’s express obligation under this Lease, including, without limitation, any repairs which are Tenant’s responsibility pursuant to Section 9 below, Tenant shall pay Landlord, or such other party designated by Landlord, the cost of providing such service plus a reasonable administrative charge (except for after-hours HVAC, which costs and charges are set forth below).

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HVAC service during hours other than HVAC Service Hours requires at least twenty-four (24) hours prior notice to Landlord, and can be requested for either “Economizer” service, or for “fan only” service. Full HVAC service during hours other than HVAC Service Hours requires at least one (1) week prior notice to Landlord. Landlord’s current charges for such services as of the Effective Date are as follows:

Economizer:	$85.00 per hour, plus a $25.00 programming fee

Full HVAC:	$180.00 per hour on weeknights, plus engineering and labor costs

Full HVAC:	$230.00 per hour on weekends/Holidays, plus engineering and labor costs

7.02 Electricity. Electricity used by Tenant in the Premises shall be paid for by Tenant through inclusion in Expenses (except as provided for excess usage). Without the consent of Landlord, Tenant’s use of electrical service shall not exceed Building standard usage, per square foot, as reasonably determined by Landlord, based upon the Building standard electrical design load. Landlord shall have the right to measure electrical usage by commonly accepted methods, including the installation of measuring devices such as submeters and check meters. If it is determined that Tenant is using electricity in such quantities or during such periods as to cause the total cost of Tenant’s electrical usage, on a monthly, per-rentable-square-foot basis, to materially exceed that which Landlord reasonably deems to be standard for the Building, Tenant shall pay Landlord Additional Rent for the cost of such excess electrical usage and, if applicable, for the cost of purchasing and installing the measuring device(s).

7.03 Service Failure. Landlord’s failure to furnish, or any interruption, diminishment or termination of services due to the application of Laws, the failure of any equipment, the performance of maintenance, repairs, improvements or alterations, utility interruptions or the occurrence of an event of Force Majeure (defined in Section 26.04) (collectively a “Service Failure”) shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. In consideration for the abatement rights described below, Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to an interruption, failure or inability to provide any services. However, if the Premises, or a material portion of the Premises, are made untenantable for a period in excess of five (5) consecutive Business Days (and the Premises are not being used by Tenant) as a result of a Service Failure that is reasonably within the control of Landlord to correct, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the sixth (6th) consecutive Business Day of the Service Failure and ending on the day the service has been restored. If the entire Premises have not been rendered untenantable by the Service Failure, the amount of abatement shall be equitably prorated.

8.	Leasehold Improvements.

All improvements in and to the Premises, including any Alterations (defined in Section 9.03) (collectively, “Leasehold Improvements”) shall remain upon the Premises at the end of the Term without compensation to Tenant, provided that Tenant, at its expense, shall remove all Cable (defined in Section 9.01 below). In addition, Landlord, by written notice delivered to Tenant at least 30 days prior to the Termination Date, may require Tenant, at Tenant’s expense, to remove any Alterations; provided in all cases Tenant shall remove all Cable (defined below) prior to the Termination Date (the Cable and such other items collectively are referred to as “Required Removables”), but shall not require Tenant to remove any improvements other than

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Cable that were part of the Tenant Improvements, except as specified by Landlord at the time Landlord approves the Working Drawings (as defined in the Work Agreement). Required Removables shall include, without limitation, internal stairways, raised floors, personal baths and showers, vaults, supplemental HVAC units (and associated mechanical infrastructure), rolling file systems and structural alterations and modifications and specialized non-standard office improvements (game room, bowling alley, etc.). Notwithstanding the foregoing, Tenant, at the time it requests approval for a proposed Alteration, including any initial Alterations or Tenant Improvements, may request in writing that Landlord advise Tenant whether the improvement is a Required Removable. In such event, if Landlord approves the Alteration(s) in question, Landlord shall advise Tenant concurrently with such approval as to which portions of the proposed Alterations or other improvements are Required Removables. Required Removables shall be removed by Tenant before the Termination Date. Tenant shall repair damage caused by the installation or removal of Required Removables to Landlord’s satisfaction. If Tenant fails to perform its obligations in a timely manner, Landlord may perform such work at Tenant’s expense.

9.	Repairs and Alterations.

9.01 Tenant’s Obligations. Tenant, at its sole cost and expense, shall perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and keep the Premises in good condition and repair, reasonable wear and tear excepted. Tenant’s repair and maintenance obligations include, without limitation, repairs to: (a) floor covering; (b) interior partitions; (c) doors; (d) the interior side of demising walls; (e) Alterations; (f) supplemental air conditioning units, kitchens, including hot water heaters, plumbing, and similar facilities exclusively serving the Premises, whether such items are installed by Tenant or are currently existing in the Premises and whether such items are located within or outside of the Premises; and (g) electronic, fiber, phone and data cabling and related equipment installed by or for the exclusive benefit of Tenant (collectively, “Cable”). All repairs and other work performed by Tenant or its contractors, including that involving Cable, shall be subject to the terms of Section 9.03 below. If Tenant fails to make any repairs to the Premises for more than thirty (30) days after notice from Landlord (or such shorter notice, but not less than fifteen (15) days, as may be appropriate under the circumstances, although no notice shall be required in an emergency), Landlord may make the repairs and Tenant shall pay the reasonable cost of the repairs, together with an administrative charge equal to ten percent (10%) of the cost of the repairs.

9.02 Landlord’s Obligations. Landlord shall keep and maintain in good repair and working order and perform maintenance upon the: (a) Base Building; (b) mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building in general (the “Building Systems”); (c) Common Areas; (d) roof of the Building; (e) exterior windows of the Building; and (f) elevators. Subject to the other provisions of this Lease, Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932, and Sections 1941 and 1942 of the California Civil Code, or any similar or successor Laws now or hereafter in effect.

9.03 Alterations. Tenant shall not make alterations, repairs, additions or improvements or install any Cable (collectively referred to as “Alterations”) without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. However, Landlord’s consent shall not be required for any Alteration that satisfies all of the following criteria (a “Cosmetic Alteration”): (a) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (b) is not visible from the exterior of the Premises or Building; (c) will not affect the Base Building (defined in Section 5); (d) does not

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require work to be performed inside the walls or above the ceiling of the Premises; (e) will not create excessive noise or result in the dispersal of odors or debris (including dust or airborne particulate matter); (f) costs less than $50,000.00; and (g) does not require the issuance of a construction permit. Cosmetic Alterations shall be subject to all the other provisions of this Section 9.03. Prior to starting any work, Tenant shall furnish Landlord with detailed plans and specifications (which shall be in CAD format if requested by Landlord) prepared by a duly licensed architect or engineer; names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Base Building, Building Systems and vertical Cable, as may be described more fully below); required permits and approvals; evidence of contractor’s and subcontractor’s insurance in form and amounts reasonably required by Landlord; and any security for performance in amounts reasonably required by Landlord. Landlord may designate specific contractors with respect to oversight, installation, repair, connection to, and removal of vertical Cable. All Cable shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Cable with wire) to show Tenant’s name, suite number, and the purpose of such Cable (i) every 6 feet outside the Premises (specifically including, but not limited to, the electrical room risers and any Common Areas), and (ii) at the termination point(s) of such Cable. All changes to plans and specifications must also be submitted to Landlord for its approval. Alterations shall be constructed in a good and workmanlike manner using materials of a quality reasonably approved by Landlord, and Tenant shall ensure that no Alteration impairs any Building system or Landlord’s ability to perform its obligations hereunder. Landlord’s consent shall be deemed to have been reasonably withheld if the proposed Alterations could (a) affect any structural component of the Building; (b) be visible from or otherwise affect any portion of the Building other than the interior of the Premises; (c) affect the Base Building or any Building Systems; (d) result in Landlord being required under any Laws to perform any work that Landlord could otherwise avoid or defer; (e) result in an increase in the demand for utilities or services that Landlord is required to provide (whether to Tenant or to any other tenant in the Building); (f) cause an increase in any Insurance Expenses; (g) result in the disturbance or exposure of, or damage to, any ACM or other Hazardous Material (defined below); or (h) violate or result in a violation of any Law, Building rule or regulation or other requirement under this Lease. Tenant shall reimburse Landlord for any sums paid by Landlord for third party examination of Tenant’s plans for non-Cosmetic Alterations. In addition, Tenant shall pay Landlord a fee for Landlord’s oversight and coordination of any non-Cosmetic Alterations equal to five percent (5%) of the cost of the Alterations. Landlord may require a deposit of its estimated fees in advance of performing any review. Neither the payment of any such fees or costs, nor the monitoring, administration or control by Landlord of any contractor or any part of the Alterations shall be deemed to constitute any express or implied warranty or representation that any Alteration was properly designed or constructed, nor shall it create any liability on the part of Landlord. Landlord’s approval of an Alteration shall not be deemed a representation by Landlord that the Alteration complies with Law. Upon completion of any Alteration, Tenant shall (a) furnish Landlord with “as-built” plans (in CAD format, if requested by Landlord) for non-Cosmetic Alterations, (b) if applicable, cause a timely notice of completion to be recorded in the Office of the Recorder of the county in which the Building is located, in accordance with California Civil Code §8182 or any successor statute; and (c) deliver to Landlord evidence of full payment and unconditional final lien waivers for all labor, services and materials furnished in connection therewith.

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10. Entry by Landlord.

Landlord may enter the Premises to inspect, show or clean the Premises or to perform or facilitate the performance of repairs, alterations or additions to the Premises or any portion of the Building. Except in emergencies or to provide services, Landlord shall provide Tenant with no less than forty-eight (48) hours (except in the case of emergency), which notice may be delivered via e-mail or mail, prior notice of entry, which notice may be delivered by telephone or by email, and shall use reasonable efforts to minimize any interference with Tenant’s use of the Premises. Landlord shall not show the Premises to prospective tenants except during the last twelve (12) months of the Term. Landlord shall use commercially reasonable efforts to not interfere with Tenant’s use or occupancy of, or access to the Premises and shall comply with Tenant’s reasonable security and access requirements. Subject to the foregoing, if reasonably necessary, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions that Landlord is required to make pursuant to the terms of this Lease or are reasonably necessary in connection with the maintenance, repair, replacement or operation of the Building. Furthermore, except in emergencies, Landlord will not close the Premises if such work can reasonably be completed on weekends and after Building Service Hours. If such closure renders the Premises untenantable for a period in excess of ten (10) consecutive Business Days, and as a result Tenant does not occupy the Premises, then Tenant shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the eleventh (11th) consecutive Business Day of the closure and ending on the day the Premises are returned to Tenant in a tenantable condition. If the entire Premises have not been rendered untenantable by Landlord’s closure, the amount of abatement shall be equitably prorated. However, except in emergencies, Landlord will not close the Premises. Subject to the foregoing abatement right, entry by Landlord shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent.

11. Assignment and Subletting.

11.01 Restrictions on Transfer. Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed if Landlord does not exercise its recapture rights under Section 11.02. Without limitation, Landlord’s consent shall not be considered unreasonably withheld if the proposed transferee is a governmental entity or an occupant of the Building or if the proposed transferee, whether or not an occupant of the Building, or is in discussions with Landlord regarding the leasing of space within the Building, or if the proposed transferee, either alone or in connection with other occupancies of the Premises, would cause the Premises to be occupied at greater than the Standard Density. If the entity(ies) which directly or indirectly controls the voting shares/rights of Tenant (other than through the ownership of voting securities listed on a recognized securities exchange) changes at any time such that there is a change of control of tenant (“control” being as defined in Section 11.06 below), such change of control shall constitute a Transfer. Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, or any similar or successor Laws, now or hereafter in effect, and all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable Laws, on behalf of the proposed transferee. Any Transfer in violation of this Section shall, at Landlord’s option, be deemed a Default by Tenant and shall be voidable by Landlord. In no event shall any Transfer, including a Permitted Transfer, release or relieve Tenant from any obligation under this Lease, and Tenant shall remain primarily liable for the performance of the Tenant’s obligations under this Lease, as amended from time to time.

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11.02 Request Procedure; Recapture. Tenant shall provide Landlord with financial statements (prepared in accordance with generally accepted accounting principles or income tax principles, consistently applied), a reasonably determined calculation of excess rent (described in Section 11.03 below) and company information for the proposed transferee (or, in the case of a change of ownership or control, for the proposed new controlling entity(ies)), a fully executed copy of the proposed assignment, sublease or other Transfer documentation and such other information as Landlord may reasonably request. Within thirty (30) days after receipt of the required information and documentation, Landlord shall either: (a) consent to the Transfer by execution of Landlord’s form of consent agreement; (b) reasonably refuse to consent to the Transfer in writing; or (c) except in connection with any Permitted Transfer, in the event of an assignment of Tenant’s interest in this Lease or subletting of more than seventy-five percent (75%) of the Rentable Area of the Premises, recapture the portion of the Premises that Tenant is proposing to Transfer. If Landlord exercises its right to recapture, this Lease shall automatically be amended (or terminated if the entire Premises is being assigned or sublet) to delete the applicable portion of the Premises effective on the proposed effective date of the Transfer, although Landlord may require Tenant to execute a reasonable amendment or other document reflecting such reduction or termination. If Landlord’s consent to any proposed Transfer is required, concurrently with Tenant’s request for approval, Tenant shall pay Landlord a review fee of $3,000.00 for Landlord’s review of any requested Transfer, regardless of whether consent is granted, and thereafter Tenant shall be obligated to pay within thirty (30) days of demand, all reasonable out-of-pocket costs incurred by Landlord in reviewing any such request and preparing the documents for any requested Transfer, including but not limited to Landlord’s reasonable attorneys’ fees.

11.03 Transfer Premium. Tenant shall pay Landlord fifty percent (50%) of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer. Tenant shall pay Landlord for Landlord’s share of the excess within thirty (30) days after Tenant’s receipt of the excess. In determining the excess due Landlord, Tenant may deduct from the excess, on a straight-line basis, the following reasonable and customary expenses directly incurred by Tenant attributable to the Transfer: commercially reasonable attorneys’ fees and brokerage commissions, and actual and reasonable tenant improvement costs.

11.04 Additional Restrictions. Notwithstanding anything to the contrary contained in this Section 11, neither Tenant nor any other person having a right to possess, use, or occupy (for convenience, collectively referred to in this subsection as “Use”) the Premises shall enter into any lease, sublease, license, concession or other agreement for Use of all or any portion of the Premises which provides for rental or other payment for such Use based, in whole or in part, on the net income or profits derived by any person that leases, possesses, uses, or occupies all or any portion of the Premises (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a transfer of any right or interest in the Use of all or any part of the Premises.

11.05 Collection of Rent. If Tenant’s interest in this Lease is assigned, Landlord may elect to collect Rent directly from the assignee. If the Premises or any part thereof is sublet or used or occupied by anyone other than Tenant, Landlord may, after any Default(s) by Tenant (or if Tenant becomes insolvent or rejects this Lease or any relevant sublease under section 365 of the Bankruptcy Code), collect from the subtenant or occupant all amounts due from such party to Tenant. Tenant hereby authorizes and directs any assignee or subtenant (a “Transferee”) to make payments of rent or other consideration directly to Landlord upon receipt of any notice from Landlord requesting such action. Landlord may apply all such amounts collected to Rent due or coming due hereunder, and no such collection or application shall be deemed a waiver of any of Landlord’s rights or remedies hereunder, or the acceptance by Landlord of such party

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as a permitted Transferee, or the release of Tenant or any Guarantor from any of its obligations under or in connection with this Lease. The consent by Landlord to any Transfer shall not relieve Tenant from obtaining the express written consent of Landlord to any other Transfer. The listing of any name other than that of Tenant on any door of the Premises or on any directory or in any elevator in the Building, or otherwise, or the acceptance of Rent for the Premises from any entity other than Tenant shall not operate to vest in the person so named any right or interest in this Lease or in the Premises, or be deemed to constitute, or serve as a substitute for, or any waiver of, any consent of Landlord required under this Section 11.

11.06 Permitted Transfers. So long as Tenant is not entering into the Permitted Transfer for the purpose of avoiding or otherwise circumventing the remaining terms of this Section 11, Tenant may assign its entire interest in this Lease, or sublease all or a portion of the Premises, in either case without the consent of Landlord (each such Transfer a “Permitted Transfer”), to (i) an affiliate, subsidiary, or parent of Tenant, or a corporation, partnership or other legal entity controlled by Tenant (each, an “Affiliated Party”), or (ii) a successor to Tenant by purchase, merger, consolidation or reorganization, or the purchaser of all or substantially all of the assets of Tenant (each, a “Corporate Successor”) provided that all of the following conditions are satisfied: (1) Tenant is not in Default; (2) Tenant gives Landlord written notice at least thirty (30) days prior to the effective date of the proposed Permitted Transfer (unless confidentiality restrictions prohibit advance notice, in which case Tenant shall provide written notice within three (3) Business Days after such Permitted Transfer closes or is consummated along with evidence that such transaction qualifies as a Permitted Transfer; and (3) with respect to a purchase, merger, consolidation or reorganization or any other Permitted Transfer which results in Tenant ceasing to exist as a separate legal entity, (a) Tenant’s successor shall own all or substantially all of the assets of Tenant, and (b) Tenant’s successor shall have a net worth which is at least equal to the greater of Tenant’s net worth as of the Effective Date or Tenant’s net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization. Tenant’s notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement. As used herein, (A) “parent” shall mean an entity or organization that, either directly or indirectly, controls Tenant; (B) “subsidiary” shall mean an entity or organization that, either directly or indirectly, is controlled by Tenant; and (C) “affiliate” shall mean an entity or organization that, either directly or indirectly, is controlled by, controls or is under common control with Tenant. As used herein, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction or management or policies through ownership of at least fifty-one percent (51%) of the securities or partnership or other ownership interests of the entity subject to control. Notwithstanding the foregoing, if any parent, affiliate or subsidiary to which this Lease has been assigned, subleased or transferred subsequently sells or transfers its voting equity or its interest under this Lease other than to another parent, subsidiary or affiliate of the original Tenant named hereunder, such sale or transfer shall be deemed to be a Transfer requiring the consent of Landlord hereunder.

12. Liens.

Tenant shall not permit mechanics’ or other liens to be placed upon or otherwise encumber the Property, Premises or Tenant’s leasehold interest in connection with any work or service done or purportedly done by or for the benefit of Tenant or its transferees, or the Premises. Tenant shall give Landlord notice at least fifteen (15) days prior to the commencement of any work in the Premises to afford Landlord the opportunity, where applicable, to post and record

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notices of non-responsibility. Tenant, within thirty (30) days of notice from Landlord, shall fully discharge any lien by settlement, by payment of the claim, posting a proper bond, or by insuring over the lien in the manner prescribed by the applicable lien Law and, if Tenant fails to do so, Tenant shall be deemed in Default and, in addition to any other remedies available to Landlord as a result of such Default, Landlord, at its option (without any duty to investigate the validity of the lien or other encumbrance), may bond, insure over or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord in connection therewith, including, without limitation, reasonable attorneys’ fees.

13. Indemnity and Waiver of Claims.

13.01 Indemnity. Except to the extent caused solely by the negligence or willful misconduct of Landlord or any Landlord Related Parties (defined below), Tenant shall indemnify, protect, defend and hold Landlord and all Landlord Related Parties harmless against and from all liabilities, obligations, losses, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (if and to the extent permitted by Law) (collectively referred to as “Losses”), which may be imposed upon, incurred by or asserted against Landlord or any Landlord Related Parties by any third party and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents (each a “Tenant Related Party”) or any of Tenant’s transferees, contractors, invitees or licensees in or about the Property (inclusive of any Common Areas). Tenant hereby waives all claims against and releases Landlord and its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagees (defined in Section 23) and agents (the “Landlord Related Parties”) from all claims for any injury to or death of persons, damage to property or business loss in any manner related to (a) Force Majeure, (b) acts of third parties, (c) the bursting or leaking of any tank, water closet, drain or other pipe, (d) the inadequacy or failure of any security or protective services, personnel or equipment, or (e) any matter not within the reasonable control of Landlord, unless caused by the gross negligence or willful misconduct of Landlord. The indemnities provided in this Section 13.01 shall survive the expiration or earlier termination of this Lease. Landlord shall indemnify and hold Tenant harmless against and from all Losses to the extent incurred as a result of the gross negligence or willful misconduct of Landlord or its agent.

13.02 Hazardous Materials. “Environmental Laws” means all Laws pertaining to (a) protection of health against environmental hazards; (b) the protection of the environment, including air, soils, wetlands, and surface and underground water, from contamination by any substance that may have any adverse health effect; (c) underground storage tank regulation or removal; (d) protection or regulation of natural resources; (e) protection of wetlands or wildlife; (f) management, regulation and disposal of solid and hazardous wastes; (g) radioactive materials; (h) biologically hazardous materials; (i) indoor air quality; (j) the manufacture, possession, presence, use, generation, storage, transportation, treatment, release, emission, discharge, disposal, abatement, cleanup, removal, remediation or handling of any Hazardous Materials. Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §9601 et seq. (“CERCLA”); the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq. (“RCRA”); the Federal Water Pollution Control Act, as amended by the Clean Water Act, 33 U.S.C. §1251 et seq.; the Clean Air Act, 42 U.S.C. §7401 et seq.; and the Toxic Substances Control Act, 15 U.S.C. §2601 et seq., as well as all similar state and local Laws. “Hazardous Material” means any substance the release of or the

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exposure to which is prohibited, limited or regulated by any Environmental Law, or which poses a hazard to human health because of its toxicity or other adverse effect, including (a) any “oil,” as defined by the Federal Water Pollution Control Act and regulations promulgated thereunder (including crude oil or any fraction of crude oil); (b) any radioactive material, including any source, special nuclear, or byproduct material as defined in 42 United States Code §2011 et seq.; (c) Stacchybotris chartarum and other molds; (d) asbestos containing materials (“ACM”) in any form or condition; and (e) polychlorinated biphenyls (“PCBs”) and any substances or compounds containing PCBs.

(a)

Tenant shall not use, store or permit Hazardous Materials to be present on or about the Premises. Notwithstanding the foregoing, Tenant may keep and use, solely for maintenance and administrative purposes, small amounts of ordinary cleaning and office supplies customarily used in business offices (such as, for example, glass cleaner, carpet spot remover, and toner for Tenant’s business equipment in use on the Premises) (collectively, “Office Supplies”), provided that Tenant complies with all Environmental Laws relating to the use, storage or disposal of all such Office Supplies. With respect to the presence of Hazardous Materials in or about the Premises that are stored, used or permitted by Tenant or any Tenant Related Party other than Office Supplies, Tenant shall provide to Landlord on January 1st of each calendar year during the Term, or upon request from Landlord, Material Safety Data Sheets (MSDS) in compliance with Hazard Communication Standards of the Occupational Safety & Health Administration.

(b)

If the use, storage or possession of Hazardous Materials by Tenant or any Tenant Related Party on or about the Premises results in a release, discharge or disposal of Hazardous Materials on, in, at, under, or emanating from, the Premises or the Building, Tenant agrees to investigate, clean up, remove or remediate such Hazardous Materials in full compliance with (a) the requirements of all Environmental Laws, and any governmental authority responsible for the enforcement of any Environmental Laws; and (b) any additional requirements of Landlord that are necessary, in Landlord’s reasonable discretion, to protect the value of the Premises and the Building. Landlord shall also have the right, but not the obligation, to take whatever action with respect to any such Hazardous Materials that it deems necessary, in Landlord’s reasonable discretion, to protect the value of the Premises and the Building. All costs and expenses paid or incurred by Landlord in the exercise of such right shall be payable by Tenant within thirty (30) days of Landlord’s written demand.

(c)

Upon reasonable notice to Tenant, Landlord may inspect the Premises for the purpose of determining whether there exists on the Premises any Hazardous Materials or other condition or activity that is in violation of the requirements of this Lease or of any Environmental Laws. The right granted to Landlord herein to perform inspections shall not create a duty on Landlord’s part to inspect the Premises, or liability on the part of Landlord for Tenant’s use, storage or disposal of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith. Tenant shall surrender the Premises to Landlord upon the expiration or earlier termination of this Lease free of debris, waste or Hazardous Materials placed on or about the Premises by Tenant or any Tenant Related Party, and in a condition that complies with all Environmental Laws.

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(d)

Tenant shall indemnify, defend, protect and hold harmless Landlord from and against any and all claims, damages, liabilities, fines, judgments, penalties, costs, losses (including loss in value of the Premises or the Building, the loss of rentable or usable space, any adverse effect on marketability of the Building or any space therein, and all sums paid for settlement of claims), costs incurred in connection with any site investigation or any cleanup, removal or restoration mandated by any governmental authority, and expenses (including attorneys’ fees, consultant and expert fees) to the extent attributable to (i) any Hazardous Materials placed on or about the Building by Tenant or any Tenant Related Party, or on or about the Premises by any party other than Landlord, at any time during the Term, or (ii) Tenant’s failure to comply with any of its obligations under this Section 13.02, all of which shall survive the expiration or earlier termination of this Lease.

(e)

Notwithstanding anything to the contrary contained in this Lease, to the extent that any Hazardous Materials are present in the Premises or the Building as of the Effective Date in violation of any applicable Environmental Laws and the presence thereof was not caused, in whole or in part, by Tenant or any Tenant Related Parties, if removal or remediation is required by applicable Environmental Law, Landlord, at Landlord’s sole cost and expense (except to the extent a permitted Expense hereunder) shall be responsible for the removal or remediation thereof in accordance with applicable Environmental Laws.

14. Insurance.

14.01 Tenant’s Insurance. From and after the date Tenant first has access to the Premises, Tenant shall maintain the following insurance (“Tenant’s Insurance”):

(a)

Commercial General Liability Insurance applicable to the Premises and its appurtenances written on an occurrence (rather than “claims made”) basis, covering the Premises and all operations of Tenant in or about the Premises against claims for bodily injury, death, property damage, advertising injury and to include contractual liability coverage insuring Tenant’s indemnification obligations under this Lease, to be in combined single limits of not less than $1,000,000 each occurrence for bodily injury, death and property damage, $2,000,000 for completed operations aggregate, $1,000,000 for personal injury, and to have general aggregate limits of not less than $2,000,000 (per location), product liability coverage in an amount not less than $1,000,000 per occurrence and $2,000,000 annual aggregate, and Umbrella Liability Insurance in an amount not less than $6,000,000 per occurrence and $6,000,000 annual aggregate. The general aggregate limits under the Commercial General Liability insurance policy or policies shall apply separately to the Premises and to Tenant’s use thereof (and not to any other location or use of Tenant) and such policy shall contain an endorsement to that effect. The certificate of insurance evidencing the form of policy shall specify all endorsements required herein and shall specify on the face thereof that the limits of such policy apply separately to the Premises.

(b)

Insurance covering any of the items included in any equipment maintained by Tenant, as well as trade fixtures, merchandise, movable partitions, furniture and other personal property from time to time in, on or upon the Premises (“Tenant’s Property”), and all Leasehold Improvements, in an amount not less than one

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hundred percent (100%) of their full replacement value from time to time during the Term, providing protection against perils included within the standard form of “all-risk” (i.e., “Special Cause of Loss”) fire and casualty insurance policy, and including earthquake sprinkler leakage coverage;

(c)	Workers’ Compensation Insurance in amounts required by Law;

(d)	Employers Liability Coverage of at least $500,000.00 per occurrence (with $500,000.00 disease coverage per employee);

(e)	if Tenant owns or leases any vehicles, automobile liability coverage for all vehicles owned or leased by Tenant in an amount not less than $1,000,000.00 per accident; and

(f)	business interruption coverage in an amount equal to 100% of Tenant’s estimated gross revenues from the Premises for a twelve (12) month period.

All policies of the insurance provided for in this Section 14.01 above shall be issued in form acceptable to Landlord by insurance companies with a rating and financial size of not less than A:XII in the most current available “Best’s Insurance Reports”, and licensed to do business in the state of California. Each and every such policy:

(i)

shall designate Landlord (as well as Landlord’s managing agent, asset manager, and any mortgagee of Landlord and any other party reasonably designated by Landlord) as an additional insured, except with respect to the insurance described in clauses (c) and (d) above;

(ii)

shall be delivered in its entirety (or, in lieu thereof, a certificate in form and substance satisfactory to Landlord) to each of Landlord and any such other parties in interest prior to any entry by Tenant or Tenant’s employees or contractors onto the Premises and thereafter within five (5) Business Days after the inception (or renewal) of each new policy, and as often as any such policy shall expire or terminate. Renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent;

(iii)

shall contain a provision that the insurer will give to Landlord at least thirty (30) days’ notice in writing (and ten (10) days in the case of non-payment) in advance of any material change, cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance; and

(iv)	shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry.

In addition, Landlord shall be named as a loss payee with respect to Tenant’s Property insurance on the Leasehold Improvements. Tenant will be responsible for the payment of any deductible amount under any policy of insurance maintained by Tenant.

14.02 Landlord’s Insurance. Landlord shall maintain so called All Risk property insurance on the Building in amounts reasonably determined by Landlord to be necessary, together with such other insurance coverage as Landlord, in its reasonable judgment, may elect to maintain; Landlord may elect to self-insure with respect to any such coverage, provided at all times Landlord shall conform to all insurance requirements of any current mortgagee of Landlord, if any.

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15. Subrogation.

Landlord and Tenant hereby waive and release, and shall cause their respective insurance carriers to waive and release, any and all rights of recovery, claims, actions or causes of action against the other for any loss or damage with respect to Tenant’s Property, Leasehold Improvements, the Property, the Building, the Premises, or any contents thereof, including rights, claims, actions and causes of action based on negligence, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance. The parties agree that the foregoing waiver shall be binding upon their respective property and business income insurance carriers, and (except for any insurance policy that provides that the insured thereunder may effectively waive subrogation without further action on the part of the insured) each party shall obtain endorsements or take such other action as may be required to effect such insurer’s waiver of subrogation under each such policy.

16. Casualty Damage.

16.01 Casualty; Completion Estimate; Termination. If, as a result of fire or other casualty (each, a “Casualty”), all or any portion of the Premises becomes untenantable or inaccessible, Landlord, with reasonable promptness, shall cause a general contractor selected by Landlord to provide Landlord with a written estimate of the amount of time required, using standard working methods, to substantially complete the repair and restoration of the Premises and any Common Areas necessary to provide access to the Premises (“Completion Estimate”). Landlord shall promptly forward a copy of the Completion Estimate to Tenant. If the Completion Estimate indicates that the Premises or any Common Areas necessary to provide access to the Premises cannot be made tenantable within 270 days from the date the repair is started (when such repairs are made without the payment of overtime or other premiums), then either party shall have the right to terminate this Lease upon written notice to the other within ten (10) days after Landlord’s delivery of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease if the Casualty was caused by the negligence or intentional misconduct of Tenant or any Tenant Related Parties. In addition, Landlord, by notice delivered to Tenant within ninety (90) days after the date of the Casualty, shall have the right to terminate this Lease if the Building or Property shall be damaged by Casualty, whether or not the Premises are affected, and one or more of the following conditions is present: (1) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within two hundred seventy (270) days from the date the repairs are started (when such repairs are made without the payment of overtime or other premiums); (2) any Mortgagee requires that the insurance proceeds or any portion thereof be applied to the payment of the mortgage debt; (3) the damage is not fully covered by Landlord’s insurance policies; (4) Landlord decides to rebuild the Building or Common Areas so that they will be substantially different structurally or architecturally; or (5) the damage occurs during the last twenty-four (24) months of the Term.

16.02 Restoration. If this Lease is not terminated, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, restore the Premises and Common Areas. Such restoration shall be to substantially the same condition that existed prior to the Casualty, except for modifications required by Law or any other modifications to the Common Areas deemed desirable by Landlord. Upon notice from Landlord, Tenant shall assign or endorse over to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under

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Tenant’s Insurance with respect to any Leasehold Improvements performed by or for the benefit of Tenant; provided if the estimated cost to repair such Leasehold Improvements exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repairs. Within 15 days of demand, Tenant shall also pay Landlord for any additional excess costs that are determined during the performance of the repairs to such Leasehold Improvements. In no event shall Landlord be required to spend more for the restoration of the Premises and Common Areas than the proceeds received by Landlord, whether insurance proceeds under Landlord’s insurance or insurance proceeds or other amounts received from Tenant. Landlord shall not be liable for any inconvenience to Tenant, or injury to Tenant’s business resulting in any way from the Casualty or the repair thereof. Provided that Tenant is not in Default, during any period of time that all or a material portion of the Premises is rendered untenantable as a result of a Casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant.

16.03 Waiver. The provisions of this Section 16, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises or the Property, and any Laws, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any similar or successor Laws now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises or the Property.

17. Condemnation.

Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building. The terminating party shall provide written notice of termination to the other party within 45 days after it first receives notice of the Taking. The termination shall be effective as of the effective date of any order granting possession to, or vesting legal title in, the condemning authority. If this Lease is not terminated, Base Rent and Tenant’s Share shall be appropriately adjusted to account for any reduction in the square footage of the Building or Premises. All compensation awarded for a Taking shall be the property of Landlord. The right to receive compensation or proceeds are expressly waived by Tenant, provided, however, Tenant may file a separate claim for Tenant’s Property and Tenant’s reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord’s award. If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure, or any similar or successor Laws.

18. Events of Default.

In addition to any other default specifically described in this Lease, each of the following occurrences shall be a “Default”: (a) Tenant’s failure to pay any portion of Rent when due, if the failure continues for three (3) days after written notice to Tenant (“Monetary Default”); (b) Tenant’s failure (other than a Monetary Default) to comply with any term, provision, condition or

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covenant of this Lease, if the failure is not cured within thirty (30) days after written notice to Tenant provided, however, if Tenant’s failure to comply cannot reasonably be cured within thirty (30) days, Tenant shall be allowed additional time (not to exceed 30 additional days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within thirty (30) days and diligently pursues the cure to completion; (c) Tenant permits a Transfer without Landlord’s required approval or otherwise in violation of Section 11 of this Lease; (d) Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts when due or forfeits or loses its right to conduct business; or (e) the leasehold estate is taken by process or operation of Law. If Landlord provides Tenant with notice of Tenant’s failure to comply with any specific provision of this Lease on two (2) or more occasions during any twelve (12) month period, Tenant’s subsequent violation of such provision shall, at Landlord’s option, be an incurable Default by Tenant and Tenant shall lose any renewal and/or expansion options. All notices sent under this Section shall be in satisfaction of, and not in addition to, notice required by Law. Tenant acknowledges that its obligation to pay Rent hereunder is a condition as well as a covenant, and that such obligation is independent of any and all covenants of Landlord hereunder. Tenant shall not interpose any counterclaim of whatever nature or description in any summary proceeding commenced by Landlord for non-payment of Rent. Tenant waives any rights of redemption or relief from forfeiture under California Code of Civil Procedure sections 1174 and 1179, or under any other applicable present or future Law, if Tenant is evicted or Landlord takes possession of the Premises by reason of any Default.

19. Remedies.

19.01 General. Upon the occurrence of any Default under this Lease, whether enumerated in Section 18 or not, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of Rent or other obligations, except for those notices specifically required pursuant to the terms of Section 18 or this Section 19, and waives any and all other notices or demand requirements imposed by applicable Law):

(a)	Terminate this Lease and Tenant’s right to possession of the Premises and recover from Tenant an award of damages equal to the sum of the following:

(i)	The Worth at the Time of Award of the unpaid Rent which had been earned at the time of termination;

(ii)

The Worth at the Time of Award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could have been reasonably avoided;

(iii)

The Worth at the Time of Award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could be reasonably avoided;

(iv)

Any other amount necessary to compensate Landlord for all the detriment either proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

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(v)	All such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law.

The “Worth at the Time of Award” of the amounts referred to in parts (i) and (ii) above, shall be computed by allowing interest at an annual rate equal to the lesser of (A) the maximum rate permitted by Law, or (B) the Prime Rate plus five percent (5%). For purposes hereof, the “Prime Rate” shall be annual interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the State of California. The “Worth at the Time of Award” of the amount referred to in part (iii), above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%;

(b)

Employ the remedy described in California Civil Code §1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all Rent as it becomes due; or

(c)

Notwithstanding Landlord’s exercise of the remedy described in California Civil Code §1951.4 in respect of an event or events of default, at such time thereafter as Landlord may elect in writing, to terminate this Lease and Tenant’s right to possession of the Premises and recover an award of damages as provided above in Section 19.01(a).

19.02 Requirements for Landlord Waiver. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No waiver by Landlord of any breach hereof shall be effective unless such waiver is in writing and signed by Landlord.

19.03 Waiver. TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CIVIL CODE OF CALIFORNIA AND BY SECTIONS 1174 (c) AND 1179 OF THE CODE OF CIVIL PROCEDURE OF CALIFORNIA AND ANY AND ALL OTHER LAWS AND RULES OF LAW FROM TIME TO TIME IN EFFECT DURING THE TERM OR THEREAFTER PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM, REINSTATE OR RESTORE THIS LEASE FOLLOWING ITS TERMINATION BY REASON OF TENANT’S BREACH.

THE PARTIES HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE. IF THE JURY WAIVER PROVISIONS OF THIS SECTION 19.03 ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THEN THE FOLLOWING PROVISIONS SHALL APPLY. It is the desire and intention of the parties to agree upon a mechanism and procedure under which controversies and disputes arising out of this Lease or related to the Premises will be

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resolved in a prompt and expeditious manner. Accordingly, except with respect to actions for unlawful or forcible detainer or with respect to the prejudgment remedy of attachment, any action, proceeding or counterclaim brought by either party hereto against the other (and/or against its officers, directors, employees, agents or subsidiaries or affiliated entities) on any matters whatsoever arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, whether sounding in contract, tort, or otherwise, shall be heard and resolved by a referee under the provisions of the California Code of Civil Procedure, Sections 638 — 645.1, inclusive (as same may be amended, or any successor statute(s) thereto) (the “Referee Sections”). Any fee to initiate the judicial reference proceedings and all fees charged and costs incurred by the referee shall be paid by the party initiating such procedure (except that if a reporter is requested by either party, then a reporter shall be present at all proceedings where requested and the fees of such reporter – except for copies ordered by the other parties – shall be borne by the party requesting the reporter); provided however, that allocation of the costs and fees, including any initiation fee, of such proceeding shall be ultimately determined in accordance with Section 26.02 below. The venue of the proceedings shall be in the county in which the Premises are located. Within 10 days of receipt by any party of a written request to resolve any dispute or controversy pursuant to this Section 19.03, the parties shall agree upon a single referee who shall try all issues, whether of fact or law, and report a finding and judgment on such issues as required by the Referee Sections. If the parties are unable to agree upon a referee within such 10 day period, then any party may thereafter file a lawsuit in the county in which the Premises are located for the purpose of appointment of a referee under the Referee Sections. If the referee is appointed by the court, the referee shall be a neutral and impartial retired judge with substantial experience in the relevant matters to be determined, from Jams/Endispute, Inc., the American Arbitration Association or similar mediation/arbitration entity. The proposed referee may be challenged by any party for any of the grounds listed in the Referee Sections. The referee shall have the power to decide all issues of fact and law and report his or her decision on such issues, and to issue all recognized remedies available at Law or in equity for any cause of action that is before the referee, including an award of attorneys’ fees and costs in accordance with this Lease. The referee shall not, however, have the power to award punitive damages, nor any other damages which are not permitted by the express provisions of this Lease, and the parties hereby waive any right to recover any such damages. The parties shall be entitled to conduct all discovery as provided in the California Code of Civil Procedure, and the referee shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge, with rights to regulate discovery and to issue and enforce subpoenas, protective orders and other limitations on discovery available under California law. The reference proceeding shall be conducted in accordance with California law (including the rules of evidence), and in all regards, the referee shall follow California law applicable at the time of the reference proceeding. The parties shall promptly and diligently cooperate with one another and the referee, and shall perform such acts as may be necessary to obtain a prompt and expeditious resolution of the dispute or controversy in accordance with the terms of this Section 19.03. In this regard, the parties agree that the parties and the referee shall use best efforts to ensure that (a) discovery be conducted for a period no longer than 6 months from the date the referee is appointed, excluding motions regarding discovery, and (b) a trial date be set within 9 months of the date the referee is appointed. In accordance with Section 644 of the California Code of Civil Procedure, the decision of the referee upon the whole issue must stand as the decision of the court, and upon the filing of the statement of decision with the clerk of the court, or with the judge if there is no clerk, judgment may be entered thereon in the same manner as if the action had been tried by the court. Any decision of the referee and/or judgment or other order entered thereon shall be appealable to the same extent and in the same manner that such decision, judgment, or order would be appealable if rendered by a judge of the superior court in which venue is proper hereunder. The referee shall in his/her statement of decision set forth his/her findings of fact and conclusions of law. The

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parties intend this general reference agreement to be specifically enforceable in accordance with the Code of Civil Procedure. Nothing in this Section 19.03 shall prejudice the right of any party to obtain provisional relief or other equitable remedies from a court of competent jurisdiction as shall otherwise be available under the Code of Civil Procedure and/or applicable court rules.

19.04 Remedies Cumulative. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable Law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable Law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon any Default shall not be deemed or construed to constitute a waiver of such Default.

19.05 Landlord’s Rights. If Tenant is in Default of any of its non-monetary obligations under the Lease, Landlord shall have the right to perform such obligations. Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to ten percent (10%) of the cost of the work performed by Landlord.

19.06 Written Agreement. No act of Landlord or of any Landlord Related Party, including Landlord’s acceptance of the keys to the Premises, shall constitute Landlord’s acceptance of a surrender or abandonment of the Premises by Tenant prior to the expiration of the Term unless such acceptance is expressly acknowledged by Landlord in a written agreement executed by both parties.

19.07 Severability. This Section 19 shall be enforceable to the maximum extent such enforcement is not prohibited by applicable Law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.

20. Landlord Default; Limitation of Liability.

20.1 Landlord Default. Landlord shall be in default hereunder (a “Landlord Default”) if Landlord has not commenced and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations hereunder within thirty (30) days after the receipt by Landlord of written notice from Tenant of the alleged failure to perform, which notice must be delivered by Tenant in strict accordance with the notice provisions of Section 24. In the event of an emergency or life/safety issue, Landlord shall commence and pursue the cure with commercially reasonable expediency and diligence under the circumstances. In no event shall Tenant have the right to terminate or rescind this Lease as a result of any Landlord Default as to any covenant or agreement contained in this Lease. Tenant hereby waives such remedies of termination and rescission and hereby agrees that Tenant’s remedies for any Landlord Default hereunder and for breach of any promise or inducement shall be limited to a suit for damages and/or injunction. In addition, Tenant hereby covenants that, prior to the exercise of any of its remedies, it will (i) use reasonable efforts to mitigate its damages and losses arising from any Landlord Default, and (ii) give the Mortgagee (defined below), if any, notice and a reasonable time to cure any default by Landlord.

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20.2 Limitation of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) SHALL BE LIMITED TO THE LESSER OF (A) THE INTEREST OF LANDLORD IN THE PROPERTY (INCLUDING INCOME AND PROCEEDS FROM THE PROPERTY), OR (B) THE EQUITY INTEREST LANDLORD WOULD HAVE IN THE PROPERTY IF THE PROPERTY WERE ENCUMBERED BY THIRD PARTY DEBT IN AN AMOUNT EQUAL TO 70% OF THE VALUE OF THE PROPERTY. TENANT SHALL LOOK SOLELY TO LANDLORD’S INTEREST IN THE PROPERTY (INCLUDING INCOME AND PROCEEDS FROM THE PROPERTY) FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD OR ANY LANDLORD RELATED PARTY. NEITHER ANY LIMITED PARTNER OF LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY, AND IN NO EVENT SHALL LANDLORD OR ANY LANDLORD RELATED PARTY BE LIABLE TO TENANT FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN SECTION 23 BELOW), WRITTEN NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT, AND LANDLORD SHALL NOT BE IN DEFAULT UNDER THIS LEASE UNLESS LANDLORD AND THE MORTGAGEE(S) HAVE FAILED TO CURE OR COMMENCE TO CURE OF SUCH ALLEGED DEFAULT WITHIN THE PERIOD SET FORTH IN SECTION 20.1 ABOVE.

21. Relocation.

Landlord, at its expense, at any time before or during the Term, but no more often than one (1) time during the Term, may relocate Tenant from the Premises to space of reasonably comparable size, finishes and utility that is no lower than the fourteenth (14th) floor (“Relocation Space”) within the Building or other buildings within the same project upon ninety (90) days’ prior written notice (the “Relocation Notice”) to Tenant. From and after the date of the relocation, if the Relocation Space is smaller than the original Premises, the Base Rent and Tenant’s Share shall be adjusted based on the rentable area of the Relocation Space; provided, however, the Base Rent and Tenant’s Share shall not increase following a relocation unless Tenant has elected to accept a larger Relocation Space in connection therewith. Landlord shall pay Tenant’s reasonable costs of relocation which amount shall include all costs for moving Tenant’s furniture, equipment, supplies and other personal property. Notwithstanding the foregoing, if Landlord delivers the Relocation Notice to Tenant during the final twelve (12) months of the Term (as extended), within ten (10) days after receipt of the Relocation Notice, Tenant may deliver a written termination notice (the “Tenant Relocation Response”) to Landlord indicating that Tenant will terminate the Lease as of the relocation date set forth in the Relocation Notice (the “Relocation Termination Date”). If Landlord desires to revoke the Relocation Notice and negate the Tenant Relocation Notice, Landlord shall provide written notice to Tenant within ten (10) days after receipt of the Tenant Relocation Notice, in which case the Lease shall continue in full force and effect. If Landlord does not revoke the Relocation Notice, the Lease shall terminate as of the Relocation Termination Date, as if such date were the original Termination Date.

22. Holding Over.

If Tenant fails to surrender all or any part of the Premises at the termination of this Lease, occupancy of the Premises after termination shall be that of a tenancy at sufferance. Tenant’s occupancy shall be subject to all the terms and provisions of this Lease, and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to (a) for the first thirty (30) days, 150% of the Base Rent and Additional Rent due for the period immediately preceding the holdover, and (b) thereafter, the greater of (i) the fair market rent for

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the Premises, as determined in good faith by Landlord, and (ii) 200% of the Base Rent and Additional Rent due for the period immediately preceding the holdover. No holdover by Tenant or payment by Tenant after the termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant’s holdover, Tenant shall be liable for any and all damages, fees, and/or costs incurred or to be incurred (including consequential damages) that Landlord suffers from the holdover.

23. Subordination to Mortgages; Estoppel Certificates.

Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”. This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute Mortgagee’s standard form subordination agreement in favor of the Mortgagee. As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. Upon request, Tenant, without charge, shall attorn to any successor to Landlord’s interest in this Lease. Tenant shall, within ten (10) Business Days after receipt of a written request from Landlord, execute and deliver a subordination agreement and/or estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). Without limiting the generality of the foregoing, Tenant hereby agrees that the use of Landlord’s standard form of estoppel attached as Exhibit H hereto shall be deemed “reasonably requested.” Without limitation, such estoppel certificate may include a certification as to the status of this Lease, the existence of any defaults and the amount of Rent that is due and payable. Tenant acknowledges its obligation to pay an administration fee at a daily rate of $50.00 for each day that Tenant is late in providing any such subordination agreement or estoppel certificate (or a daily rate of $100.00 for both), commencing on the eleventh (11th) day following Landlord’s request therefor. If Tenant has not provided any such subordination agreement or estoppel certificate within twenty (20) days following Landlord’s written request therefor, Tenant shall thereupon be deemed to have acknowledged the accuracy of all information set forth therein for the benefit of Landlord, any current or prospective Mortgagee, or any prospective purchaser of any interest of Landlord in the Building. However, if any such party is unwilling to rely on such subordination agreement or estoppel certificate from Landlord (or if Landlord is unwilling for any reason to execute such subordination agreement or estoppel certificate as attorney-in-fact for Tenant), the daily administration fee described herein shall continue until such time as Tenant has provided the subordination agreement or estoppel certificate as originally requested.

24. Notice.

All demands, approvals, consents or notices (collectively referred to as a “notice”) shall be in writing and delivered by hand or sent by registered, express, or certified mail, with return receipt requested or with delivery confirmation requested from the U.S. postal service, or sent by overnight or same day courier service at the party’s respective Notice Address(es) set forth in Section 1; provided, however, notices sent by Landlord regarding general Building operational matters may be posted in the Building mailroom or the general Building newsletter or sent via e-mail to the e-mail address provided by Tenant to Landlord for such purpose. In addition, if the Building is closed (whether due to emergency, governmental order or any other reason), then any notice address at the Building shall not be deemed a required notice address

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during such closure, and, unless Tenant has provided an alternative valid notice address to Landlord for use during such closure, any notices sent during such closure may be sent via e-mail or in any other practical manner reasonably designed to ensure receipt by the intended recipient. Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or any other Notice Address of Tenant without providing a new Notice Address, 3 days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address.

25. Surrender of Premises.

At the termination of this Lease or Tenant’s right of possession, Tenant shall remove Tenant’s Property and any and all Required Removables from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear and damage which Landlord is obligated to repair hereunder excepted. If Tenant fails to remove any of Tenant’s Property or Required Removables, or to restore the Premises to the required condition as of the date of termination of this Lease or Tenant’s right to possession of the Premises, Landlord, at Tenant’s sole cost and expense, shall be entitled (but not obligated) to remove and/or store Tenant’s Property and Required Removables, as the case may be, and/or perform such restoration of the Premises. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant’s Property. Tenant shall pay Landlord the expenses and storage charges incurred. If Tenant fails to remove Tenant’s Property from the Premises or storage, within thirty (30) days after notice, Landlord may deem all or any part of Tenant’s Property to be abandoned and, at Landlord’s option, title to Tenant’s Property shall vest in Landlord or Landlord may dispose of Tenant’s Property in any manner Landlord deems appropriate.

26. Miscellaneous.

26.01 Governing Law; Construction. This Lease shall be interpreted and enforced in accordance with the Laws of the State of California and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of California. In addition to any methods of service of process provided for under applicable law, all service of process in any proceeding in any California state or United States court sitting in the county where the Premises are located, may be made by certified or registered mail, return receipt requested, to the Tenant’s Notice Address, and service so made shall be complete upon receipt; except that if Tenant shall refuse to accept delivery, service shall be deemed complete on the date such delivery was attempted and refused.

26.02 Attorneys’ Fees. If Landlord utilizes the services of an attorney due to Tenant’s failure to pay Rent when due or otherwise comply with the provisions of this Lease, then Tenant shall be required to pay Additional Rent in an amount equal to the actual but reasonable attorneys’ fees and costs actually incurred by Landlord in connection therewith irrespective of whether any legal action or proceeding may be commenced or filed by Landlord. Notwithstanding the foregoing, in any action or proceeding between Landlord and Tenant, including any appellate or alternative dispute resolution proceeding, the prevailing party shall be entitled to recover from the non-prevailing party all of its costs and expenses in connection therewith, including, but not limited to, reasonable attorneys’ fees actually incurred. Any such fees and other expenses incurred by either party in enforcing a judgment in its favor under this Lease shall be recoverable separately from and in addition to any other amount included in such judgment, and such obligation is intended to be severable from the other provisions of this Lease and to survive and not be merged into any such judgment.

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26.03 No Waiver. No failure by either party to declare a default immediately upon its occurrence, nor any delay by either party in taking action for a default, nor Landlord’s acceptance of Rent with knowledge of a Default by Tenant, shall constitute a waiver of the Default, nor shall it constitute an estoppel.

26.04 Force Majeure. Whenever a period of time is prescribed for the taking of an action by a party hereto (other than payment of any sums due, which shall not be subject to Force Majeure), the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, pandemics, civil disturbances and other causes beyond the reasonable control of the affected party (“Force Majeure”).

26.05 Landlord Transfer. Landlord shall have the right to transfer and assign its rights and obligations under this Lease and in the Building and Property. Upon transfer, Landlord shall be released from any further obligations hereunder and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations, provided that any successor pursuant to a voluntary, third party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord’s obligations under this Lease.

26.06 No Offer. Landlord has delivered a copy of this lease to Tenant for Tenant’s review only and the delivery of it does not constitute an offer to Tenant or an option. Tenant represents that it has dealt directly with and only with Tenant’s Broker as a broker in connection with this Lease. Tenant shall defend, indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord shall defend, indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease.

26.07 Building Standard Signage. Landlord, at Landlord’s cost, shall provide “Building Standard” signage at the main lobby directory, fourteenth (14th) floor elevator lobby and at the entrance to the Premises identifying Tenant; any replacements of or changes to such signage shall be at Tenant’s sole cost and expense. Tenant shall not place or permit to be placed any lights, decorations, banners, signs, window or door lettering, advertising media, or any other item that can be viewed from the exterior of the Premises without obtaining Landlord’s prior written consent, which may be withheld in Landlord’s sole discretion. Subject to the foregoing, Tenant shall have the right to install custom signage in the Premises; any such signage shall be a Required Removable. By no later than the Termination Date (or earlier the date of any earlier termination of this Lease), Tenant shall repair any damage to the Premises or the Building caused by any installation, maintenance or removal of signage, all at Tenant’s expense. If any such items are installed without Landlord’s consent, or are not timely removed, or repairs are not timely made, Landlord shall have the right (but not the obligation) to remove any or all of such items and/or repair any such damage or injury, all at Tenant’s sole cost and expense.

26.08 Time is of the Essence. Time is of the essence of each and every term, condition and provision of this Lease in which time of performance is a factor. The parties agree that notwithstanding any Law to the contrary, Landlord has no duty to notify Tenant that Tenant has failed to give any notice that Tenant has the right to give under the Lease, including notice of the exercise of any option.

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26.09 Quiet Enjoyment. Tenant may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building.

26.10 Reservation of Rights. This Lease does not grant any rights to light or air over or about the Building. Landlord excepts and reserves exclusively to itself any and all rights not specifically granted to Tenant under this Lease. Landlord reserves the right to make changes to the Property, Building and Common Areas as Landlord deems appropriate.

26.11 Joint and Several Liability. If Tenant comprises more than one person, all such persons shall be jointly and severally liable for payment of Rent and the performance of Tenant’s obligations hereunder. If Tenant is a partnership, all current and future general partners of Tenant shall be jointly and severally liable for such obligations. No individual partner or other person shall be deemed to be released from its obligations hereunder except to the extent any such release is expressly set forth in a written agreement executed by Landlord in the exercise of its sole discretion. If there is more than one Tenant or if Tenant is comprised of more than one party or entity, requests or demands from any one person or entity comprising Tenant shall be deemed to have been made by all such persons or entities. Notices to any one person or entity shall be deemed to have been given to all persons and entities.

26.12 Tenant Representations. Tenant represents, warrants and covenants that:

(a) Tenant and its principals are not acting, and will not act, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated and Blocked Person”, or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control;

(b) Tenant and its principals are not engaged, and will not engage, in this transaction, directly or indirectly, on behalf of, or instigating or facilitating, and will not instigate or facilitate, this transaction, directly or indirectly, on behalf of, any such person, group, entity, or nation; and

(c) Tenant acknowledges that the breach of this representation, warranty and covenant by Tenant shall be an immediate Default under the Lease.

26.13 Severability. If any term or provision of this Lease shall to any extent be void or unenforceable, the remainder of this Lease shall not be affected.

26.14 OFAC Compliance. Tenant represents and warrants to Landlord, and agrees, that each individual executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant and that the entity(ies) or individual(s) constituting Tenant or Guarantor or which may own or control Tenant or Guarantor or which may be owned or controlled by Tenant or Guarantor are not and at no time will be (i) in violation of any Laws relating to terrorism or money laundering, or (ii) among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treasury.gov/ofac/downloads/t11sdn.pdf or any replacement website or other replacement official publication of such list.

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26.15 Interpretation of Lease. This Lease has been negotiated at arms’ length between persons knowledgeable in business and real estate matters who have had the opportunity to confer with counsel in the negotiation hereof. Accordingly, any rule of law or legal decision that would require interpretation of this Lease against the party that drafted it is not applicable and is waived, and this Lease shall be given a fair and reasonable interpretation in accordance with the meaning of its terms. References in this Lease to articles, sections, paragraphs or exhibits pertain to articles, sections, paragraphs and exhibits of this Lease unless otherwise specified. The word “including” means “including, without limitation.” The word “or” means “and/or” unless the context clearly indicates an obligation to choose one of two or more alternatives. The word “person” includes legal entities as well as natural persons. The word “may” means “may, but shall not be required to.” Unless otherwise expressly specified in the applicable provisions, the phrase “at any time” means “at any time and from time to time.” The article, section and paragraph headings in this Lease are solely for convenience of reference and shall not constitute a part of this Lease, nor shall they affect the meaning, construction or effect hereof. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include the appropriate number and gender, as the context may require. Any reference to any specific statute, ordinance or other Law shall be deemed to include any amendments thereto, or any successor or similar Law addressing the same subject matter.

26.16 Confidentiality. The terms of this Lease and the details of its negotiation constitute confidential information pertaining to the Building that is proprietary to Landlord. Tenant acknowledges that its disclosure of any of such information could adversely affect the ability of Landlord to negotiate other leases and impair Landlord’s relationship with other tenants. Accordingly, Tenant agrees that it shall keep (and shall cause its employees, agents, principals and all other Tenant Related Parties to keep) all such information confidential and shall not disclose all or any portion thereof to any person except: (a) as and to the extent required by Law; and (b) to bona fide prospective assignees or sublessees of Tenant, or to Tenant’s attorneys, tax and financial advisors, lenders and investors, to the extent such persons have a need to know and as necessary for the conduct of Tenant’s business, provided that such persons also first agree in writing to keep all such information confidential for the benefit of Landlord.

26.17 No Memorandum. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant, by any Tenant Related Party, or by any other person except Landlord. Any such recording in violation of this Section 26.16 shall constitute a Default.

26.18 Financial Statements. For so long as Tenant’s financial statements are not available on “EDGAR,”, within ten (10) Business Days after written request from Landlord from time to time during the Term, but not more than once per calendar year except at the request of Landlord’s lender or if Tenant is in default hereunder, Tenant shall provide Landlord with current financial statements and a statement of Tenant’s cash flow (audited, if available) setting forth Tenant’s financial condition and net worth for the most recent quarter for which financial statements have been compiled by auditors, including balance sheets and statements of profits and losses. Such statements shall be prepared by an independent accountant and certified by Tenant’s president, chief executive officer or chief financial officer. Landlord shall keep such financial information confidential and shall only disclose such information to Landlord’s lenders, consultants, purchasers or investors, or other agents (who shall be subject to the same confidentiality obligations) on a need to know basis in connection with the administration of this Lease.

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26.19 Effective Date. This Lease shall only become effective and binding upon full execution hereof by Landlord and delivery of a signed copy to Tenant. This Lease may be executed in one or more counterparts, and each of which, so executed, shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument. This Lease may be executed in so-called “pdf” format and each party has the right to rely upon a pdf counterpart of this Lease signed by the other party to the same extent as if such party had received an original counterpart.

26.20 Entire Agreement. This Lease constitutes the final, complete and exclusive statement among the parties hereto, supersedes all prior and contemporaneous understandings or agreements of the parties, and is binding on and, subject to the provisions herein, inures to the benefit of their respective heirs, representatives, successors and assigns. No party has been induced to enter into this Lease by, nor is any party relying on, any representation or warranty outside those expressly set forth in this Lease. Any agreement made after the Effective Date is ineffective to modify, waive, or terminate this Lease, in whole or in part, unless such agreement is in writing, signed by the parties to this Lease, and specifically states that such agreement modifies this Lease.

26.21 Certified Access Specialist Disclosure. The following notice is given pursuant to California Civil Code Section 1938. “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”

The Premises have not been issued a disability access inspection certificate or undergone inspection by a Certified Access Specialist (“CASp”). Landlord and Tenant hereby agree that if Tenant elects to perform a CASp inspection of the Premises, Tenant will provide written notice to Landlord, and Landlord may elect, in Landlord’s sole discretion, to retain a CASp to perform the inspection. If Landlord does not so elect, the time and manner of the CASp inspection is subject to the prior written approval of Landlord. In either event, the payment of the fee for the CASp inspection shall be borne by Tenant. The cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises shall be allocated as provided in Section 5 of this Lease.

26.22 Intentionally Omitted.

26.23 Energy Disclosure. If at any time during the Term, the Building is not a “covered building” as defined in California Public Resources Code Section 25402.10 and the regulations to be adopted pursuant thereto, and if at such time Tenant is permitted to contract directly for the provision of electricity, gas and/or water services to the Premises with the third-party provider thereof (all in Landlord’s sole and absolute discretion), Tenant shall promptly, but in no

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event more than ten (10) Business Days following its receipt of each and every invoice for such items from the applicable provider, provide Landlord with a copy of each such invoice. Tenant acknowledges that pursuant to California Public Resources Code Section 25402.10 and the regulations to be adopted pursuant thereto (collectively the “Energy Disclosure Requirements”), Landlord may be required to disclose information concerning Tenant’s energy usage at the Building to certain third parties, including, without limitation, prospective purchasers, lenders and tenants of the Building (the “Tenant Energy Use Disclosure”). Tenant hereby (A) consents to all such Tenant Energy Use Disclosures, and (B) acknowledges that Landlord shall not be required to notify Tenant of any Tenant Energy Use Disclosure. Further, Tenant hereby releases Landlord from any and all losses, costs, damages, expenses and liabilities relating to, arising out of and/or resulting from any Tenant Energy Use Disclosure. The terms of this Section 26.22 shall survive the expiration or earlier termination of this Lease.

26.24 Property or Building Name and Signage. Landlord shall have the right at any time to change the name of the Property or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Property or Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Property or Building or use pictures or illustrations of the Property or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

26.25 Access Control Cards. Landlord shall have the right to institute and or continue the use of access control systems and/or procedures at the Building and/or Property that may include the provision of personal access control cards to individual employees of Tenant. In such event, any such cards shall be personal to each particular employee, and Tenant shall cooperate with Landlord in order to ensure that such cards are used by employees of Tenant only, and are not transferred to any other persons. Tenant shall additionally comply with any other reasonable requirements instituted or already used by Landlord in connection with such systems or procedures.

SIGNATURE PAGE FOLLOWS

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Landlord and Tenant have executed this Lease as of the Effective Date.

LANDLORD:

CA-MISSION STREET LIMITED PARTNERSHIP, a Delaware limited partnership

By:	NAPI REIT TRS, INC., a Maryland corporation
Its:	General Partner

	By:	/s/ Kathy A. Broderick
	Name:	Kathy A. Broderick
	Title:	Secretary & Treasurer

TENANT:

PEAR THERAPEUTICS, INC., a Delaware corporation

By:	/s/ Christopher D.T. Guiffre
Name:	Christopher D.T. Guiffre
Its:	CFO & COO

Tenant’s Tax ID Number: 46-3597074

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REQUIREMENTS FOR TENANT EXECUTION OF LEASE

If Tenant is a California corporation, the following requirements must be satisfied:

(A)

Unless Tenant provides Landlord the documentation set forth in clause (B) below, the Lease must be signed by two (2) officers: one officer must be the chairman of the board, the president or a vice president, and the second officer must be the secretary, an assistant secretary, the chief financial officer or an assistant treasurer. If one person holds both categories of offices, that person may sign the Lease in both of those capacities. If Tenant elects to execute the Lease in accordance with this clause (A), Tenant shall provide Landlord with an incumbency certificate signed by the secretary of the corporation (unless the secretary of the corporation is one of the persons signing the Lease, in which case the incumbency certificate shall be signed by all directors of the corporation) in a form reasonably acceptable to Landlord, identifying the offices of all persons signing the Lease.

(B)

In lieu of the two officer signature requirement provided in clause (A) above, Tenant shall provide Landlord a copy of a corporate resolution signed by all directors of the corporation in a form reasonably acceptable to Landlord authorizing the person or persons designated to sign the Lease to do so.

(C)	In all circumstances, Tenant shall provide Landlord a certificate from the California Secretary of State confirming that Tenant is in good standing and qualified to do business in California.

If Tenant is foreign (non-California) corporation, the following conditions must be satisfied:

(A)

Tenant shall provide Landlord a copy of a corporate resolution signed by all directors of the corporation and in a form reasonably acceptable to Landlord authorizing the person or persons designated to sign the Lease to do so.

(B)

Tenant shall provide Landlord a certificate from the Secretary of State of the Tenant’s state of incorporation confirming that Tenant is in good standing and qualified to do business in its state of incorporation, and Tenant shall also provide a certificate from the California Secretary of State confirming that Tenant is qualified to do business in California.

If Tenant is a limited liability company, the following conditions must be satisfied:

(A)

Tenant shall provide Landlord documentation reasonably acceptable to Landlord confirming whether Tenant is a member managed or manager managed limited liability company. If Tenant is a manager managed company, Tenant shall provide documentation reasonably acceptable to Landlord confirming that the manager has the authority to sign the Lease without further consent of, or approval by, the members. This condition can he satisfied by submitting a copy of the operating agreement of Tenant.

(B)

If Tenant is a member managed company, Tenant shall provide Landlord a copy of a signed written consent action or similar authorizing document signed by all members of Tenant, and in a form reasonably acceptable to Landlord, authorizing the person designated to sign the Lease to do so.

(C)

If the manager or member executing the Lease is other than an individual (i.e., an entity described herein), Tenant shall satisfy the applicable requirements for said entity, in its capacity as manager or member of Tenant.

(D)

If Tenant is a California limited liability company, Tenant shall provide Landlord a certificate from the California Secretary of State confirming that Tenant is in good standing and qualified to do business in California.

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(E)

If Tenant is a foreign (non—California) limited liability company. Tenant shall provide Landlord a certificate from the Secretary of State of the Tenant’s state of formation confirming that Tenant is in good standing and qualified to do business in its state of formation, and Tenant shall also provide a certificate from the California Secretary of State confirming that Tenant is qualified to do business in California.

If Tenant is a general/limited/limited liability partnership, the following conditions must be satisfied:

(A)

The Lease shall be signed by Tenant’s general partner. Tenant shall provide documentation reasonably acceptable to Landlord confirming that the person signing the Lease is a general partner of Tenant and that the general partner has the authority to sign the Lease without further consent of or approval by any other general partner and/or any limited partners, as applicable. This condition can be satisfied by submitting a copy of Tenant’s partnership agreement to Landlord.

(B)

If Tenant’s general partner is other than an individual (i.e., an entity described herein), Tenant shall satisfy the applicable requirements for said entity, in its capacity as general partner of Tenant.

(C)

If Tenant is a California limited partnership, Tenant shall provide Landlord a certificate from the California Secretary of State confirming that Tenant is in good standing and qualified to do business in California.

(D)

If Tenant is a foreign (non-California) limited partnership, Tenant shall provide Landlord a certificate from the Secretary of State of the Tenant’s state of formation confirming that Tenant is in good standing and qualified to do business in its state of formation, and Tenant shall also provide a certificate from the California Secretary of State confirming that Tenant is qualified to do business in California.

If Tenant is other than an entity described above, please contact Landlord’s counsel or broker at the outset of the Lease negotiation process to confirm the requirements for satisfying Landlord’s due diligence as to Tenant’s formation and the valid authorization and execution of the Lease.

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EXHIBIT A

OUTLINE AND LOCATION OF PREMISES

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between CA-MISSION STREET LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and PEAR THERAPEUTICS, INC., a Delaware corporation (“Tenant”), for space in the Building located at 201 Mission Street, San Francisco, California.

[Schematic of rental space.]

A-1

EXHIBIT B

EXPENSES, TAXES AND INSURANCE EXPENSES

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between CA-MISSION STREET LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and PEAR THERAPEUTICS, INC., a Delaware corporation (“Tenant”), for space in the Building located at 201 Mission Street, San Francisco, California.

1. Payments.

1.01 Commencing as of the first (1st) day of the calendar year following the Base Year (each such calendar year or any portion thereof during the Term being referred to herein as an “Adjustment Year”), Tenant shall pay Tenant’s Share of the amount, if any, by which Expenses (defined below) for each applicable Adjustment Year exceed Expenses for the Base Year (the “Expense Excess”) and also the amount, if any, by which Taxes (defined below) for each applicable Adjustment Year exceed Taxes for the Base Year (the “Tax Excess”) and the amount, if any, by which Insurance Expenses (defined below) for each applicable Adjustment Year exceed Insurance Expenses for the Base Year (the “Insurance Expense Excess”). If Expenses, Taxes or Insurance Expenses in any Adjustment Year decrease below the amount of Expenses, Taxes or Insurance Expenses for the Base Year, Tenant’s Share of Expenses, Taxes or Insurance Expenses, as the case may be, for such Adjustment Year shall be Zero Dollars ($0.00). Landlord shall provide Tenant with a good faith estimate of the Expense Excess, the Tax Excess and the Insurance Expense Excess for each Adjustment Year. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant’s Share of Landlord’s estimate of the Expense Excess, Tax Excess and the Insurance Expense Excess. If Landlord determines that any such estimate was incorrect by a material amount, Landlord may provide Tenant with a revised estimate. After its receipt of the revised estimate, Tenant’s monthly payments of the applicable category of expense shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the Expense Excess, the Tax Excess or the Insurance Expense Excess for any Adjustment Year by December 15th of the immediately preceding calendar year, Tenant shall continue to pay monthly installments based on the estimate for the previous calendar year if such year was an Adjustment Year, until Landlord provides Tenant with an estimate for the then current Adjustment Year. Upon delivery of such estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the estimate for the previous calendar year. Tenant shall pay Landlord the amount of any underpayment within thirty (30) days after receipt of the applicable estimate. Any overpayment shall be refunded to Tenant within (30) days or credited against the next due future installment(s) of Rent.

1.02 As soon as is practical following the end of each Adjustment Year, Landlord shall furnish Tenant with a statement (each, a “Final Statement”) of the actual Expenses and Expense Excess, actual Taxes and Tax Excess and actual Insurance Expenses and Insurance Expense Excess for the applicable Adjustment Year. If the estimated Expense Excess, estimated Tax Excess or Insurance Excess for the applicable Adjustment Year is more than the actual Expense Excess, the actual Tax Excess or the actual Insurance Expense Excess, as the case may be, for such Adjustment Year, Landlord shall apply any overpayment by Tenant against Additional Rent due or next becoming due; provided, however, if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting any amount of Rent due. If the estimated Expense Excess, estimated Tax Excess or estimated Insurance Expense Excess for the applicable Adjustment Year is less than the actual Expense Excess, actual Tax Excess or actual Insurance Expense Excess, as the case may be, for such Adjustment Year, Tenant shall pay Landlord, within thirty (30) days after Tenant’s receipt of the applicable Final Statement, any underpayment for the applicable Adjustment Year.

2. Expenses.

2.01 “Expenses” means all costs and expenses incurred in each calendar year during the Term in connection with operating, maintaining, repairing, and managing the Building and the Property. Expenses include, without limitation: (a) all labor and labor related costs, including wages, salaries, bonuses, taxes, insurance, uniforms, training, retirement plans, pension plans and other employee benefits for service personnel below the grade of Building manager engaged in the operation, maintenance and security of the Building and the direct costs of training such employees limiting such charges only to amounts reasonably estimated by the Landlord to be directly allocable to services rendered by the employees and personnel for the benefit of the Building; (b) commercially reasonably management fees not to exceed 4% of all income (excluding such management cost recovery) derived from the Building, including without limitation, all Rent hereunder, all rent and other payments derived from other tenants in the Building, parking revenues and other revenues derived from licensees of any other part of or right in the Building; (c) the cost of equipping, staffing and operating an on-site and/or off-site management office for the Building, provided if the management office services one or more other buildings or properties, the shared costs and expenses of equipping, staffing and operating such management office(s) shall be equitably prorated and apportioned between the Building and the other buildings or properties; (d) accounting costs; (e) the cost of services; (f) rental and purchase cost of parts, supplies, tools and equipment; (g) electricity, gas and other utility costs; and (h) the amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) made subsequent to the Base Year which are: (1) performed primarily to reduce current or future operating expense costs, upgrade Building security or otherwise materially improve the operating efficiency of the Property; or (2) required to comply with any Laws that are enacted, or first interpreted to apply to the Property, after the date of the Lease. The cost of any such included capital improvements shall be amortized by Landlord on a straight-line basis over the lesser of the Payback Period (defined below) or the useful life of the capital improvement as reasonably determined by Landlord. The amortized cost of capital improvements may, at Landlord’s option, include actual or imputed interest at the rate that Landlord would reasonably be required to pay to finance the cost of the capital improvement. “Payback Period” means the reasonably estimated period of time that it takes for the cost savings resulting from a capital improvement to equal the total cost of the capital improvement. Landlord, by itself or through an affiliate, shall have the right to directly perform, provide and be compensated for any services under the Lease. If Landlord incurs Expenses for the Building or Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Building and Property and the other buildings or properties. Notwithstanding anything to the contrary in this subsection (h), Landlord shall include in Expenses and shall not be required to amortize any capital item of any nature with a cost less than or equal to Twenty-Five Thousand Dollars ($25,000.00).

2.02 Anything to the contrary contained in Section 2.01 notwithstanding, Expenses shall not include: (i) the cost of capital improvements (except as set forth above); (ii) depreciation; (iii) principal or interest payments, fees, charges or other costs of mortgage and other non-operating debts of Landlord; (iv) the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds, any contractor, manufacturer or supplier warranty of service contract or any other costs for which Landlord has been reimbursed or receives a credit refund or discount for same; (v) all costs in connection with leasing space in the Building, including brokerage commissions; lease concessions, rental abatements and construction allowances granted to specific tenants, design fees and construction costs (including permit, license and inspection fees) incurred in connection with the leasing of specific space in the Building to new or existing tenants; (vi) costs incurred in connection with the sale, financing or refinancing of the Building; (vii) fines, interest and penalties incurred due to the late payment of Taxes or Expenses; (viii) organizational expenses associated with the creation and operation of the entity which constitutes Landlord and Landlord’s affiliates; (ix) any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases; (x) reserves of any kind, including, but not limited to replacement reserves, and reserves for bad debts or lost rent or any similar charge not involving the payment of money to third parties; (xi) Landlord’s general corporate overhead and general and administrative expenses; (xii) attorneys’ fees and expenses associated with negotiating and enforcing other leases; (xiii) ground lease rent, if any; (xiv) costs incurred to correct construction defects in the initial construction of the Building; (xv) costs incurred to the extent resulting from the gross negligence or willful misconduct of Landlord, its agents, employees or contractors; (xvi) costs of advertising and marketing of space within the Building; (xvii) payments to Landlord or any affiliates other than at market rates in connection with the operations of the Building; (xviii) purchased art, other than reasonable replacements; (xix) charitable or political contributions; (xx) costs of removing materials that were deemed to be Hazardous Materials as of the Effective Date from the Property where such Hazardous Materials were present at the Property as of the Effective Date through no act or fault of Tenant; (xxi) any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases; and (xxi) any costs incurred in connection with curing any violations of law applicable to the Property (including the Americans with Disabilities Act and Title 24 of the California Code of Regulations), which violation of law existed at the Property as of the Effective Date and was required to be remedied as of such date (each, a “Pre-Existing Violation”).

3. “Taxes” shall mean: (a) all real property taxes and other assessments on the Building and/or Property, including, but not limited to, gross receipts taxes (including without limitation the San Francisco Gross Receipts Tax and Business Registration Fees Ordinance (2012 Proposition E)), assessments for special improvement districts and building improvement districts, governmental charges, fees and assessments for police, fire, traffic mitigation or other governmental service of purported benefit to the Property, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Property’s share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property; (b) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property (equitably adjusted with respect to any such personal property that is used by Landlord in connection with the operation, maintenance and repair of properties other than the Property); and (c) all costs and fees incurred in connection with the seeking of reductions in any tax liabilities described in (a) and (b), including, without limitation, any costs incurred by Landlord for compliance, review and appeal of tax liabilities. Without limitation, Taxes shall not include any income, capital levy, transfer, capital stock, gift, estate or inheritance tax. In addition, and notwithstanding anything to the contrary contained in this Paragraph 3, Tenant shall not be required to pay any Excluded Taxes as defined in Section 4.03 of the Lease.

If a change is obtained for Taxes for the Base Year, Taxes for the Base Year shall be restated and the Tax Excess for all Adjustment Years shall be recomputed. Tenant shall pay Landlord the amount of Tenant’s Share of any such increase in the Tax Excess within thirty (30) days after Tenant’s receipt of a statement from Landlord.

4. “Insurance Expenses” shall mean the amount paid or incurred by Landlord (i) in insuring all or any portion of the Property under policies of insurance and/or commercially reasonable self-insurance, which may include commercial general liability insurance, property insurance, worker’s compensation insurance, rent interruption insurance, contingent liability and builder’s risk insurance, and any insurance as may from time to time be maintained by Landlord and (ii) for deductible payments under any insured claims.

5. “Occupancy Adjustment”. If at any time during a calendar year (or portion thereof), including the Base Year, the Building is less than ninety-five percent (95%) occupied or Landlord is not supplying services to at least 95% of the total Rentable Area of the Building, Expenses and Insurance Expenses shall be determined as if the Building had been 95% occupied and Landlord had been supplying services to 95% of the Rentable Area of the Building during such calendar year. Notwithstanding the foregoing, Landlord may calculate the extrapolation of Expenses and Insurance Expenses under this Section based on one hundred percent (100%) occupancy and service so long as such percentage is used consistently for each year of the Term. The extrapolation of Expenses and Insurance Expenses under this Section shall be performed in accordance with the methodology specified by the Building Owners and Managers Association or other generally accepted industry practices.

6. Cost Pools. Landlord shall have the right, from time to time, to equitably allocate some or all of the Expenses and/or Insurance Expenses among different portions or occupants of the Building (the “Cost Pools”), in Landlord’s discretion. Such Cost Pools may, for example, include, but shall not be limited to, the office space tenants of the Building and the retail space tenants. The Expenses and/or Insurance Expenses allocable to each such Cost Pool shall be allocated to such Cost Pool and charged to the tenants within such Cost Pool in an equitable manner.

7. Tenant’s Audit Right. Tenant shall have the right to conduct an audit of Landlord’s books and records relating to Expenses, Insurance Expenses and Tax Expenses in accordance with the following terms and provisions, provided that Tenant delivers written notice of its intent to audit within sixty (60) days after receipt by Tenant of Landlord’s final Statement and completes such audit within sixty (60) days after the date Landlord makes all requested records available to Tenant and its Qualified Auditor (as defined below) at the Building:

(a) No event of Monetary Default then exists.

(b) Tenant shall have the right to have an employee of Tenant or a Qualified Auditor (as defined below) inspect Landlord’s accounting records at Landlord’s office in the Building no more than once per calendar year.

(c) Neither the employee of Tenant nor the Qualified Auditor shall be employed or engaged on a contingency basis, in whole or in part.

(d) Prior to commencing the audit, Tenant and the auditor shall: (i) if the auditor is not an employee of Tenant, provide Landlord with evidence that the individual performing the audit is a certified public accountant with demonstrated experience in the audit/review of operating expenses in first-class office buildings (a “Qualified Auditor”) and (ii) each shall sign a confidentiality letter to be provided by Landlord.

(e) The audit shall be limited solely to confirming that the Expenses reported in Landlord’s Statement are consistent with the terms of the Lease.

(f) If Tenant’s auditor finds errors or overcharges in Landlord’s Statement that Tenant wishes to pursue, then within the time period set forth above Tenant shall advise Landlord thereof in writing with specific reference to claimed errors and overcharges and the relevant Lease provisions disqualifying such Expenses. Landlord shall have a reasonable opportunity to meet with Tenant’s auditor (and any third auditor selected hereinbelow, if applicable) to explain its calculation of Expenses, it being the understanding of Landlord and Tenant that Landlord intends to operate the Building as a first-class office building. If Landlord agrees with said findings, appropriate rebates or charges shall be made to Tenant. If Landlord does not agree, Landlord shall engage its own auditor to review the findings of Tenant’s auditor and Landlord’s books and records. The two (2) auditors and the parties shall then meet to resolve any difference between the audits.

(g) If agreement cannot be reached within two (2) weeks thereafter, then the auditors shall together select a third auditor (who shall be a Qualified Auditor not affiliated with and who has not performed services for either party or their affiliates) to which they shall each promptly submit their findings in a final report, with copies submitted simultaneously to the first two (2) auditors, Tenant and Landlord. Within two (2) weeks after receipt of such findings, the third auditor shall determine which of the two reports best meets the terms of this Lease, which report shall become the “Final Finding”. The third auditor shall not have the option of selecting a compromise figure between the first two auditors’ findings, nor to make any other finding.

(h) If the Final Finding determines that Landlord has overcharged Tenant, Landlord shall credit Tenant toward the payment of additional Rent next due and payable under this Lease the amount of such overcharge, except if the Final Finding is made after the expiration of the Lease, in which event, such overcharge shall be refunded to Tenant. If the Final Finding determines that Tenant was undercharged, then within thirty (30) days after the Final Finding, Tenant shall reimburse Landlord the amount of such undercharge; and

(i) If the Final Finding results in a determination that Landlord overstated Expenses by more than three percent (3%) of Tenant’s Share of the Expense for the calendar year subject to the audit, Landlord shall pay its own audit costs and reimburse Tenant for its costs associated with said audits. If the Final Finding results in a credit to Tenant of less than one percent (1%) of Tenant’s Pro Rata Share of Expenses for the calendar year subject to the audit (or in a determination that Tenant underpaid Expense for such year), Tenant shall pay its own costs and shall reimburse Landlord for Landlord’s costs associated with said audits. In all other events, each party shall pay its own audit costs, including one half (1/2) of the cost of the third auditor

EXHIBIT C

WORK AGREEMENT

THIS WORK AGREEMENT (this “Work Agreement”) is attached to and made a part of that certain Lease (the “Lease”) between CA-MISSION STREET LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and PEAR THERAPEUTICS, INC., a Delaware corporation (“Tenant”). All capitalized terms used but not defined herein shall have the respective meanings given such terms in the Lease. This Work Agreement sets forth the terms and conditions relating to the construction of Tenant Improvements (defined below) in the Premises.

SECTION 1

SPACE PLAN; APPROVED WORKING DRAWINGS

Subject to the express terms of the Lease and this Work Agreement, Tenant shall accept the Premises and the Building in their then existing, “as-is” condition. Landlord and Tenant have approved that certain space plan attached hereto as Exhibit C-1 (the “Space Plan”). Tenant shall cooperate in good faith with Landlord’s architects and engineers to supply such information as is necessary to allow Landlord’s architects and engineers to complete the architectural and engineering drawings for the Premises, and the final architectural working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits and in a manner consistent with, and which are a logical extension of, the Space Plan (as reasonably determined by Landlord) and otherwise in accordance with Building standards (collectively, the “Working Drawings”). Without limiting the generality of the foregoing, Tenant shall deliver to Landlord no later than April 2, 2018: (a) a copy of Tenant’s final furniture plan for the Premises (the “Furniture Plan”) including specifications for the distribution of convenience electricity in the Premises reasonably acceptable to Landlord in scope and detail and (b) a final list of reasonable minor improvements requested to be performed by Landlord. Landlord will deliver proposed Working Drawings to Tenant for Tenant’s approval, which approval may be withheld only if Tenant, in good faith, determines that any portion of the Working Drawings does not constitute a logical extension of the Space Plan and, in any event, will respond within three (3) Business Days. If Tenant fails to timely respond, Tenant will be deemed to have approved the proposed Working Drawings. If Tenant disapproves the proposed Working Drawings, Tenant’s notice to Landlord will specify in reasonable detail the basis for such disapproval and Landlord will revise and resubmit the Working Drawings to Tenant for approval. This process shall continue until the Working Drawings have been approved; provided that if Tenant attempts to disapprove the proposed Working Drawings, including any revision, for any reason other than (x) that the proposed Working Drawings are not a logical extension of the Space Plan or (y) that Landlord’s revisions to the Working Drawings fails to correct a legitimate error previously noted by Tenant, any delay in construction resulting therefrom will be Tenant Delay (defined below). Landlord, at Landlord’s sole cost (except as expressly set forth herein) and using “Building standard” materials and specifications (except to the extent otherwise set forth in the Working Drawings), shall construct the improvements in the Premises shown in the Working Drawings (the “Tenant Improvements”). The Tenant Improvements shall comply with all applicable laws as of the Commencement Date. Tenant shall request no changes or modifications to (i) the Space Plan, (ii) the approved Working Drawings, or (iii) the Tenant Improvements, without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion if such change or modification would directly or indirectly delay Substantial Completion (defined below)

of the Tenant Improvements or increase the cost of designing or constructing the Tenant Improvements. Notwithstanding the foregoing, Landlord will not unreasonably withhold its consent to any such proposed change or modification provided that Tenant, in writing, expressly acknowledges that any delay resulting therefrom shall constitute Tenant Delay and that any increased costs resulting therefrom shall be the sole obligation of Tenant as described in Section 2 below (and, provided that Tenant delivers to Landlord evidence reasonably satisfactory to Landlord of Tenant’s ability to pay such increased cost).

SECTION 2

TENANT’S COSTS

In the event that (a) any revisions, changes, or substitutions shall be made to (i) the Space Plan, (ii) the approved Working Drawings, or (iii) the Tenant Improvements, or in the event that Tenant requests revisions, changes, or substitutions which, in Landlord’s good faith determination, cause the approved Working Drawings to not be consistent with or a logical extension of the Space Plan; or (b) Landlord’s costs related to the construction of the Tenant Improvements, including without limitation the distribution of electricity in the Premises, exceed $15.00 per square foot of the Premises (i.e., $165,495.00) (the “Max Landlord Contribution”); then, in any additional costs which arise in connection therewith shall be paid by Tenant to Landlord within fifteen (15) Business Days following Landlord’s request, together with a construction supervision and management fee (the “Coordination Fee”) payable to Landlord in accordance with the following schedule:

Coordination Fee %	Costs in Excess of Max Landlord Contribution
5%	$1–250,000
4%	$250,001–500,000
3%	$500,001+

SECTION 3

CONTRACTOR’S WARRANTIES AND GUARANTIES

Landlord hereby assigns to Tenant, on a nonexclusive basis, all warranties and guaranties by the contractor who constructs the Tenant Improvements (the “Contractor”) relating to the Tenant Improvements, and Tenant hereby waives all claims against Landlord relating to or arising out of the design or construction of the Tenant Improvements.

SECTION 4

SUBSTANTIAL COMPLETION OF THE TENANT IMPROVEMENTS

4.1 Substantial Completion. “Substantial Completion” of the Tenant Improvements shall occur upon the completion of construction of the Tenant Improvements pursuant to the approved Working Drawings (as reasonably determined by Landlord), with the exception of any punch list items and any tenant fixtures, equipment (including security and other Tenant systems), work-stations (including any related fixtures and/or equipment electrification), built-in furniture, and telecommunications and data cabling and equipment, all of which shall be the responsibility of Tenant to purchase and install at Tenant’s sole cost and expense.

4.2 Delay in Substantial Completion. If there shall be a delay or there are delays in the Substantial Completion of the Tenant Improvements, as a result of any of the following (each, a “Tenant Delay”) then, notwithstanding anything to the contrary set forth in the Lease or this Work Agreement, and regardless of the actual date of Substantial Completion of the Tenant Improvements, provided Landlord provides Tenant with written notice of its intent to declare a Tenant Delay under Section 4.2(g) below and gives Tenant one (1) Business Day to cure the same, for the purpose of determining the commencement of Tenant’s obligation to pay rent under the Lease, the date of Substantial Completion of the Tenant Improvements shall be deemed to be the date the Substantial Completion of the Tenant Improvements would have occurred if no Tenant Delay had occurred:

(a) Tenant’s failure to timely approve any matter requiring Tenant’s approval;

(b) A breach by Tenant of the terms of this Work Agreement or the Lease;

(c) Tenant’s request for changes (i) in the Space Plan, (ii) which cause the approved Working Drawings to not be consistent with or a logical extension of the Space Plan, (iii) to the Working Drawings following their completion, (iv) to the Tenant Improvements during the course of construction; or (v) to the minor improvements, the Furniture Plan and/or the electrical distribution specifications after submission thereof to Landlord.

(d) Tenant’s requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the estimated date of Substantial Completion, or which are different from, or not included in, Landlord’s standard improvement package items for the Building;

(e) Tenant’s failure to timely submit the Furniture Plan to Landlord in the condition required hereunder;

(f) Changes to the Building required by the Working Drawings; or

(g) Any other acts or omissions of Tenant or its agents, employees, contractors or vendors (following notice as provided above).

SECTION 5

MISCELLANEOUS

5.1 Tenant’s Representative. Tenant has designated Ronan O’Brien as its sole representative with respect to the matters set forth in this Work Agreement, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of Tenant as required in this Work Agreement.

5.2 Landlord’s Representative. Landlord has designated Kevin Whalen as its sole representative with respect to the matters set forth in this Work Agreement, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of Landlord as required in this Work Agreement.

5.3 Tenant’s Agents. Any contractors, subcontractors, laborers, materialmen, vendors and suppliers retained by or through Tenant shall be union labor in compliance with the then existing master labor agreements.

5.4 Time of the Essence in This Work Agreement. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord’s sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

5.5 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if a Default by Tenant under the Lease (including, without limitation, any default by Tenant under this Work Agreement) has occurred at any time on or before the Substantial Completion of the Tenant Improvements, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to cause Contractor to cease the construction of the Tenant Improvements, and (ii) all other obligations of Landlord under the terms of this Work Agreement shall be forgiven until such time as such default is cured pursuant to the terms of the Lease. Any delay in the Substantial Completion of the Tenant Improvements caused by the exercise of Landlord’s rights pursuant to this Section shall be a Tenant Delay.

5.6 Cooperation by Tenant. Tenant acknowledges that the timing of the completion of the Approved Working Drawings and the Tenant Improvements is of the utmost importance to Landlord. Accordingly, Tenant hereby agrees to fully and diligently cooperate with all reasonable requests by Landlord in connection with or related to the design and construction of the Tenant Improvements, and in connection therewith, shall respond to Landlord’s requests for information and/or approvals, except as specifically set forth herein to the contrary, within two (2) business days following request by Landlord.

5.7 Freight Elevators. Landlord shall, consistent with its obligations to other tenants of the Building, make the freight elevator reasonably available to Tenant in connection with Tenant’s initial decorating, furnishing and moving into the Premises.

5.8 Test Fit Allowance. Landlord shall reimburse Tenant for the cost of Tenant’s architect or design professional to test fit drawings for the Premises in an amount not to exceed $0.15 per square foot of the Premises (i.e., $1,654.95) (the “Test Fit Allowance”). The Test Fit Allowance will be paid within thirty (30) days after Landlord’s receipt of Tenant’s request therefor, along with supporting documentation reasonably acceptable to Landlord, including a final copy of the test fit drawings. Any amount of the Test Fit Allowance not so requested within six (6) months after the Rent Commencement Date shall revert to Landlord and Tenant shall have no further rights thereto.

EXHIBIT D

COMMENCEMENT LETTER

(EXAMPLE)

Date             ______________________

Tenant         PEAR THERAPEUTICS, INC.

Address        ______________________

Re:

Commencement Letter with respect to that certain Office Lease Agreement (the “Lease”) dated as of __________, 2018, by and between CA-MISSION STREET LIMITED PARTNERSHIP, as Landlord, and PEAR THERAPEUTICS, INC., as Tenant, for 11,033 rentable square feet on the fourteenth (14th) floor of the Building located at 201 Mission Street, San Francisco, California. Capitalized terms used but not defined herein shall have the meanings given such terms in the Lease.

Dear    __________________:

In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and acknowledges:

1.	The Commencement Date is ________________;

2.	The schedule of Base Rent is _________________;

3.	The Termination Date is ____________________________.

Please acknowledge the foregoing and your acceptance of possession by signing and returning 3 fully executed counterparts of this Commencement Letter to my attention. Tenant’s failure to execute and return this letter, or to provide written objection to the statements contained in this letter, within 10 Business Days after the date of this letter shall be deemed an approval by Tenant of the statements contained herein.

CA-MISSION STREET LIMITED PARTNERSHIP, a Delaware limited partnership

By:	NAPI REIT TRS, INC., a Maryland corporation
Its:	General Partner

By:
Name:
Title:

Acknowledged and Accepted:

PEAR THERAPEUTICS, INC., a Delaware corporation

By:	EXHIBIT – DO NOT SIGN
Name:
Title:
Date:

D-1

EXHIBIT E

BUILDING RULES AND REGULATIONS

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between CA-MISSION STREET LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and PEAR THERAPEUTICS, INC., a Delaware corporation (“Tenant”), for space in the Building located at 201 Mission Street, San Francisco, California.

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking facilities (if any), the Property and the appurtenances. In the event of a conflict between the following rules and regulations and the remainder of the terms of the Lease, the remainder of the terms of the Lease shall control.

1.

Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit any Tenant Related Party to loiter in Common Areas or elsewhere about the Building or Property. Before leaving the Building, Tenant shall ensure that all doors to the Premises are securely locked and all water faucets and electricity are shut off.

2.

Plumbing fixtures and appliances shall be used only for the purposes for which designed and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances. Damage to any such fixtures and appliances resulting from misuse by Tenant or any Tenant Related Party shall be repaired at the expense of Tenant.

3.

No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord as provided in the Lease. All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant’s cost and expense, using the standard graphics for the Building. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Building except by the Building maintenance personnel without Landlord’s prior approval, which approval shall not be unreasonably withheld. Tenant shall not place anything on or near the glass of any window, door or wall which may appear unsightly from outside the Premises.

4.

Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants and no other directory shall be permitted unless previously consented to by Landlord in writing.

5.

Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord’s prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right at all times to retain and use keys or other access codes or devices to all locks within and into the Premises. A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant’s cost and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or early termination of the Lease.

6.

All contractors, contractor’s representatives and installation technicians performing work in the Building shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, and shall be required to comply with Landlord’s standard rules, regulations, policies and procedures, which may be revised from time to time.

7.

Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be performed in a manner and restricted to hours reasonably designated by Landlord. Tenant shall obtain Landlord’s prior approval by providing a detailed listing of the activity, including the names of any contractors, vendors or delivery companies, which approval shall not be unreasonably withheld. All such movement shall be under Landlord’s supervision, and the use of an elevator for such movements shall be restricted to the Building’s freight elevator. Tenant shall assume all risks of damage and pay the cost of repairing or providing compensation for damage to the Building, to articles moved and injury or loss to persons or property in connection with such moves. Landlord shall not be liable for any acts or damages resulting from any such activity.

8.

Landlord shall have the right to approve and/or limit the weight, size, or location of heavy equipment or articles in and about the Premises, which approval shall not be unreasonably withheld; provided that approval by Landlord shall not relieve Tenant from liability for any damage in connection with such heavy equipment or articles.

9.

Tenant shall not: (a) make or permit any unreasonably loud or objectionable noises or noxious or objectionable odors in the Building, or otherwise interfere unreasonably with other tenants or persons having business with them; (b) solicit business or distribute or cause to be distributed, in any portion of the Building, handbills, promotional materials or other advertising; or (c) conduct or permit other activities in the Building that might, in Landlord’s reasonable opinion, constitute a nuisance. Canvassing, peddling, soliciting and distribution of handbills in or at the Property are prohibited and Tenant will cooperate to prevent these activities. No cooking shall be done in the Premises except in connection with a convenience lunch room for the sole use of Tenant Related Parties (on a non-commercial basis) in a manner which complies with all of the provisions of the Lease and which does not produce fumes or odors.

10.

No pets, birds, fish or animals of any kind shall be brought into or kept in, on or about the Premises, except for service animals. A service animal is any dog that is individually trained to do work or perform tasks for the benefit of an individual with a disability, including a physical, sensory, psychiatric, intellectual, or other mental disability. A service animal must be harnessed, leashed, or tethered unless these devices interfere with the service animal’s work or the person’s disability prevents use of these devices. The individual with a disability will be asked to remove a service animal if the animal is not housebroken or is out of control and the individual is not able to control it. An individual may be asked to verify that the dog is required because of a disability, and to specify the work or task that the animal has been trained to perform. Tenant is responsible for any damage to the Premises or the Property, or any personal injuries, caused by a service animal brought into the Property, Building or Premises by Tenant or any Tenant Related Party.

11.

No kerosene, gasoline or inflammable, explosive, combustible or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building or about the Property, except for those substances as are typically found in similar premises used for general office purposes and are being used by Tenant in a safe manner and in accordance with all applicable Laws. Tenant shall not, without Landlord’s prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant and shall remain solely liable for the costs of abatement and removal.

12.

Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building. Tenant shall not use, or permit any part of the Premises to be used for lodging, sleeping or for any illegal purpose.

13.

Tenant shall not take any action which would violate Landlord’s labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute or interfere with Landlord’s or any other tenant’s or occupant’s business or with the rights and privileges of any person lawfully in the Building (“Labor Disruption”). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties nor shall the Commencement Date of the Term be extended as a result of the above actions.

14.

Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electric or gas heating devices, without Landlord’s prior written consent. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building. Tenant shall not waste electricity or water and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice.

15.

Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant’s employees and invitees.

16.

Except as provided in Paragraph 27 below, bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord. In no event may a hover board, electric bicycle or similar type of motorized device be charged in the Premises or anywhere in the Property.

17.

Landlord may from time to time adopt systems and procedures for the security and safety of the Building and Property, its occupants, entry, use and contents. Tenant and all Tenant Related Parties shall comply with Landlord’s systems and procedures, including, if implemented by Landlord, the use of service passes issued by Landlord for after-hours movement of office equipment/packages, and the signing of a security register in the Building lobby after hours. Landlord reserves the right to refuse entry to the Building after normal business hours to Tenant, Tenant Related Parties, or any other person without satisfactory identification showing his or her right of access to the Building at such time. Landlord shall not be liable for any damages resulting from any error in regard to any such identification or from such admission to or exclusion from the Building. Landlord shall not be liable to Tenant for losses due to theft or burglary, or for damage by unauthorized persons in, on or about the Property, and Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry closed. Acknowledging Tenant’s general right to access the Building 24/7/365 through a badge identification or other access system, Landlord reserves the right to close and keep locked all entrance and exit doors of the Building outside of normal business hours, and during such other hours as Landlord may deem advisable for the protection of the Building and the tenants thereof. Landlord reserves the right to exclude or expel from the Property any person who, in Landlord’s judgment, is under the influence of alcohol or drugs, or who shall in any manner do any act in violation of any of these rules and regulations.

18.

Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord’s sole opinion may impair the reputation of the Building or its desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately. Landlord retains the right at any time, without liability to Tenant, to change the name and street address of the Building, except as otherwise expressly provided in the Lease with respect to signage.

19.

Neither Tenant nor any Tenant Related Party shall smoke or permit smoking (including e-cigarettes or “vaping”) in the Property, unless a portion of the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building. Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building. No smoking shall be permitted on the sidewalk adjacent to the Building entrances in violation of any Law.

20.

Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

21.

Deliveries to and from the Premises shall be made only at the times in the areas and through the entrances and exits reasonably designated by Landlord. Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

22.

The work of cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service and otherwise cooperate with Landlord in maintaining the Premises. Tenant shall not employ any person for the purpose of cleaning the Premises other than the Building’s cleaning and maintenance personnel. Window cleaning shall be done only by Landlord’s agents at such times and during such hours as Landlord shall elect.

23.	Window coverings shall be closed when the effect of sunlight would impose unnecessary loads on the air conditioning system.

24.	Tenant shall not tamper with or attempt to adjust temperature control thermostats in the Premises. Landlord shall make adjustments in thermostats on call from Tenant.

25.

In no event will Tenant allow the Premises to be occupied by more than one (1) person per one hundred thirty five (135) rentable square feet, nor will Tenant install equipment in the Premises of a type or at a level which adversely affects the temperature range maintained by the Building’s heating and air conditioning system.

26.

Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and for the preservation of good order therein and will use commercially reasonable efforts to apply such rules and regulations consistently to all tenants of the Building. Landlord shall not be responsible to Tenant for the non-observance or violation of these rules and regulations by any other tenant of the Building.

27.

Tenants have the non-exclusive right to use the bicycle storage area located on the lower level of the Building (the “Bicycle Storage Area”). Such right to use the Bicycle Storage Area is conditioned upon compliance with all rules and regulations which are prescribed from time to time for the orderly operation and use of the Bicycle Storage Area, including any rules and regulations posted in the Bicycle Storage Area, and cooperation in ensuring that tenant’s employees and visitors also comply with all such rules and regulations. Landlord reserves the right to prohibit the use of the Bicycle Storage Area in the event of a default by tenant under the terms of its lease or any related document. Except to the extent caused by the gross negligence or willful misconduct of Landlord or any Landlord Related Parties, Tenant’s use of the Bicycle Storage Area shall be at tenant’s sole risk and tenant acknowledges and agrees that Landlord shall have no liability whatsoever for damage to the bicycles of tenant, its employees and/or visitors, or for other personal injury or property damage or theft relating to or connected with the bicycle storage rights granted herein or any of tenant’s, its employee’s and/or visitors’ use of the Bicycle Storage Area. Landlord specifically reserves the right to change the location, size, configuration, design, layout and all other aspects of the Bicycle Storage Area at any time and tenant acknowledges and agrees that Landlord may, without incurring any liability to tenant and without any abatement of rent, from time to time, on a temporary basis, or on a permanent basis, close, close-off or restrict access to the Bicycle Storage Area. The right to use the Bicycle Storage Area may not be assigned or in any other way transferred to any other person or entity. Tenant acknowledges that the waiver of claims and indemnification provided in Section 13.01 of the Lease apply to the use of the Bicycle Storage Area by Tenant, its employees and invitees.

28.

Tenants have the non-exclusive right to use the shower facilities located on the lower level of the Building (the “Shower Facilities”). Such right to use the Shower Facilities is conditioned upon compliance with all rules and regulations which are prescribed from time to time for the orderly operation and use of the Shower Facilities, including any rules and regulations posted in the Shower Facilities, and cooperation in ensuring that tenant’s employees and visitors also comply with all such rules and regulations. Landlord reserves the right to prohibit the use of the Shower Facilities in the event of a default by tenant under the terms of its lease or any related document. Except to the extent caused by the gross negligence or willful misconduct of Landlord or any Landlord Related Parties, Tenant’s use of the Shower Facilities shall be at tenant’s sole risk and tenant acknowledges and agrees that Landlord shall have no liability whatsoever to tenant, its employees and/or visitors for personal injury or property damage or theft relating to or connected with the rights granted herein with respect to the Shower Facilities or any of tenant’s, its employee’s and/or visitors’ use of the Shower Facilities. Landlord specifically reserves the right to change the location, size, configuration, design, layout and all other aspects of the Shower Facilities at any time and tenant acknowledges and agrees that Landlord may, without incurring any liability to tenant and without any abatement of rent, from time to time, on a temporary basis, or on a permanent basis, close, close-off or restrict access to the Shower Facilities. The right to use the Shower Facilities may not be assigned or in any other way transferred to any other person or entity. The Shower Facilities may be used during normal business hours only, Holidays excepted. No towel service or other accoutrements such as soap or shampoo will be provided for the use of the Shower Facilities, and no such items or any other items of personal property shall remain within the Shower Facilities after each use thereof. Tenant acknowledges that the waiver of claims and indemnification provided in Section 13.01 of the Lease apply to the use of the Shower Facilities by Tenant, its employees and invitees.

29.

The requirements of Tenant will be attended to only upon application to the Property manager. Employees will not perform any work or do anything outside of their regular duties unless under specific instruction from the Property manager.

30.

Tenant shall cooperate fully with the life safety program of the Building as established and administered by Landlord. This shall include participation by Tenant and Tenant Related Parties in exit drills, fire inspections, life safety orientations and other programs relating to fire and life safety that may be established by Landlord.

31.

Tenant shall not keep, use, or permit to be used in or brought into the Premises or the Property at any time, by Tenant or any Tenant Related Party any gun, firearm, weapon, explosive device, ammunition or explosive.

32.

Conference Room. Tenants have the non-exclusive right to reserve, on a first come, first serve basis, the conference room facilities currently located on the second floor of the Building (the “Conference Room”). The current charge for use of the Conference Room is $100.00 per day; provided such charge may change from time to time but in all events shall be commercially reasonable. Tenant’s right to use the Conference Room is conditioned upon compliance with all rules and regulations which are prescribed from time to time for the advance scheduling and orderly use of the Conference Room, including any rules and regulations posted in the Conference Room, and cooperation in ensuring that Tenant’s employees and visitors also comply with all such rules and regulations. Landlord reserves the right to prohibit the use of the Conference Room in the event of a Default by Tenant under the terms of its Lease beyond any applicable notice and cure periods or any related document. Except to the extent caused by the gross negligence or willful misconduct of Landlord or any Landlord Related Parties, Tenant’s use of the Conference Room shall be at Tenant’s sole risk and Tenant acknowledges and agrees that Landlord shall have no liability whatsoever to Tenant, its employees and/or visitors for personal injury or property damage or theft relating to or connected with the rights granted herein with respect to the Conference Room or any of Tenant’s, its employee’s and/or visitors’ use of the Conference Room. Landlord specifically reserves the right to reasonably change the location, size, configuration, design, layout and all other aspects of the Conference Room at any time and tenant acknowledges and agrees that Landlord may, without incurring any liability to tenant and without any abatement of rent, from time to time, on a temporary basis, or on a permanent basis, close, close-off or restrict access to the Conference Room. The right to use the Conference Room may not be assigned or in any other way transferred to any other person or entity. The Conference Room may be used during normal business hours only, Holidays excepted. Tenant acknowledges that the waiver of claims and indemnification provided in Section 13.01 of the Lease apply to the use of the Conference Room by Tenant, its employees and invitees.

EXHIBIT F

ADDITIONAL PROVISIONS

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between CA-MISSION STREET LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and PEAR THERAPEUTICS, INC., a Delaware corporation (“Tenant”), for space in the Building located at 201 Mission Street, San Francisco, California.

1. Letter of Credit.

(a) General Provisions. Concurrently with Tenant’s execution of this Lease, Tenant shall deliver to Landlord, as collateral for the full performance by Tenant of all of its obligations under the Lease and for all losses and damages Landlord may suffer as a result of Tenant’s failure to comply with one or more provisions of the Lease, including, but not limited to, any post lease termination damages under section 1951.2 of the California Civil Code, a standby, unconditional, irrevocable, transferable letter of credit (the “Letter of Credit”) in the form of Exhibit I to the Lease (the “Form Letter of Credit”) and containing the terms required herein, in the face amount of $411,231.94 (the “Letter of Credit Amount”), naming Landlord as beneficiary, issued (or confirmed) by a financial institution headquartered in the United States and reasonably acceptable to Landlord (the “Issuing Bank”), permitting multiple and partial draws thereon from a location in San Francisco, California (or, alternatively, permitting draws via overnight courier or facsimile), and otherwise in form acceptable to Landlord in its reasonable discretion, provided it shall be reasonable for Landlord to require strict conformance with the terms of this Section 1 and each of the provisions set forth in the Form Letter of Credit. The Letter of Credit shall be “callable” at sight, permit partial draws and multiple presentations and drawings, and be otherwise subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev), International Chamber of Commerce Publication #500, or the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. In the event of an assignment by Tenant of its interest in the Lease (and irrespective of whether Landlord’s consent is required for such assignment), the acceptance of any replacement or substitute letter of credit by Landlord from the assignee shall be subject to Landlord’s prior written approval, in Landlord’s reasonable discretion, and the reasonable attorney’s fees incurred by Landlord in connection with such determination shall be payable by Tenant to Landlord within ten (10) Business Days of billing. Tenant shall cause the Letter of Credit to be continuously maintained in effect (whether through replacement, amendment, renewal, amendment or extension) in the Letter of Credit Amount through the date (the “Final LC Expiration Date”) that is the later to occur of (x) the date that is ninety (90) days after the scheduled expiration of the Term and (y) the date that is ninety (90) days after Tenant vacates the Premises and completes any restoration or repair obligations. In furtherance of the foregoing, the Letter of Credit shall contain a so-called “evergreen provision,” whereby the Letter of Credit will automatically be renewed unless at least sixty (60) days’ prior written notice of non-renewal is provided by the Issuing Bank to Landlord; provided, however, that any final expiration date identified in the Letter of Credit, beyond which the Letter of Credit shall not automatically renew, shall not be earlier than the Final LC Expiration Date. If the Letter of Credit held by Landlord expires earlier than the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the Issuing Bank), Tenant shall deliver a new or amended Letter of Credit or certificate of renewal or extension to Landlord not later than thirty (30) days prior to the expiration date of the Letter of Credit then held by Landlord. Any renewal, amended or replacement Letter of Credit shall comply with all of the provisions of this Section 1. The Letter of Credit shall be transferable by the beneficiary (with all transfer costs being the responsibility of Tenant). Neither Landlord nor its successors or assigns will be bound by any assignment or encumbrance or attempted assignment or attempted encumbrance of the Letter of Credit by Tenant in violation of this Section 1.

(b) Drawings under Letter of Credit. Landlord, or its then managing agent, without prejudice to any other remedy provided in the Lease or by Law, shall have the right to draw down an amount, up to the face amount of the Letter of Credit, if any of the following shall have occurred or be applicable: (i) such amount is due to Landlord under the terms and conditions of the Lease; or (ii) Tenant is in Default, or would be in Default but Landlord is precluded under applicable Law from delivering a notice of default to Tenant, or (iii) Tenant has filed a voluntary petition under the U.S. Bankruptcy Code or any State bankruptcy code (collectively, “Bankruptcy Code”), or (iv) an involuntary petition has been filed against Tenant under the Bankruptcy Code, or (v) Tenant executes an assignment for the benefit of creditors, or (vi) Tenant is placed into receivership or conservatorship, or becomes subject to similar proceedings under Federal or State law, or (vii) the Issuing Bank has notified Landlord that the Letter of Credit will not be renewed or extended through the Final LC Expiration Date or (viii) Tenant fails to timely provide a replacement Letter of Credit pursuant to Section 1(a) above (the events described in clauses (iii), (iv), (v) and (vi) above, collectively, being referred to herein as an “Insolvency Event”). Upon any such draw, Landlord may use all or any part of the proceeds as set forth in this Section 1. However, in the case of clauses (i) and (ii) above, Landlord shall only draw down an amount sufficient to cure such Default, and in the case of clause (viii) above, upon Tenant’s delivering a replacement Letter of Credit meeting the requirements of this Section 1, Landlord shall immediately refund to Tenant the amount of any such draw.

(c) Use of Proceeds by Landlord. The proceeds of any draw upon the Letter of Credit which are not used to pay for damages suffered by Landlord (or which Landlord reasonably estimates it will suffer) as described above (the “Unused Proceeds”) shall constitute Landlord’s sole and separate property (and not Tenant’s property or the property of Tenant’s bankruptcy estate), but are subject to refund as provided below. Landlord may immediately upon any draw permitted hereunder (and without notice to Tenant except as may be expressly provided in the Lease) apply or offset the proceeds of the Letter of Credit: (i) against any Rent payable by Tenant under the Lease that is not paid when due, after the expiration of any applicable notice and cure period; (ii) against all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it may suffer as a result of Tenant’s failure to comply with one or more provisions of the Lease, including any damages arising under section 1951.2 of the California Civil Code following termination of the Lease; (iii) against any costs incurred by Landlord permitted to be reimbursed pursuant to the Lease (including attorneys’ fees), after Tenant’s failure to pay same following notice and expiration of any applicable cure period; and (iv) against any other amount that Landlord may spend or become obligated to spend by reason of Tenant’s breach for which Landlord shall be entitled to seek reimbursement in accordance with the Lease, after Tenant’s failure to pay same following notice and expiration of any applicable cure period. Tenant (i) agrees that (A) Tenant has no property interest whatsoever in the Unused Proceeds, and (B) the Unused Proceeds shall not be deemed to be or treated as a “security deposit” under the Security Deposit Laws (defined below), and (ii) waives all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Notwithstanding the foregoing, any Unused Proceeds shall be paid by Landlord to Tenant (x) upon receipt by Landlord of a replacement Letter of Credit in the full Letter of Credit Amount, which replacement Letter of Credit shall comply in all respects with the requirements of this Section 1, or (y) within thirty (30) days after the Final LC Expiration Date; provided, however, that if prior to the Final LC Expiration Date any Insolvency Event occurs, then Landlord shall not be obligated to make such payment of the Unused Proceeds until either all preference issues relating to payments under the Lease have been resolved and any bankruptcy or reorganization case has been dismissed, in any case pursuant to a final court order not subject to appeal or any stay pending appeal.

(d) Additional Covenants of Tenant.

(i) Replacement of Letter of Credit if Issuing Bank No Longer Satisfactory to Landlord. If, at any time during the Term, Landlord determines that (A) the Issuing Bank is closed for any reason, whether by the Federal Deposit Insurance Corporation (“FDIC”), by any other governmental authority, or otherwise, or (B) the Issuing Bank fails to meet any of the following three ratings standards as to its unsecured and senior, long-term debt obligations (not supported by third party credit enhancement): (x) “A2” or better by Moody’s Investors Service, or its successor, (y) “A” or better by Standard & Poor’s Rating Service, or its successor; or (z) “A” or better by Fitch Ratings, or its successor, or (C) the Issuing Bank is no longer considered to be well capitalized under the “Prompt Corrective Action” rules of the FDIC (as disclosed by the Issuing Bank’s Report of Condition and Income (commonly known as the “Call Report”) or otherwise), or (D) the Issuing Bank has been placed into receivership by the FDIC, or has entered into any other form of regulatory or governmental receivership, conservatorship or other similar regulatory or governmental proceeding, or is otherwise declared insolvent or downgraded by the FDIC or other governmental authority (any of the foregoing, an “Issuing Bank Credit Event”), then, within ten (10) Business Days following Landlord’s notice to Tenant, Tenant shall deliver to Landlord a new Letter of Credit meeting the terms of this Section 1 issued by an issuing bank meeting Landlord’s credit rating standards and otherwise acceptable to Landlord, in which event, Landlord shall return to Tenant the previously held Letter of Credit. If Tenant fails to timely deliver such replacement Letter of Credit to Landlord, such failure shall be deemed a Default by Tenant under the Lease, without the necessity of additional notice or the passage of additional grace periods, entitling Landlord to draw upon the Letter of Credit.

(ii) Replacement of Letter of Credit Upon Draw. If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit plus any Unused Proceeds then held by Landlord shall be less than the Letter of Credit Amount, Tenant shall, within ten (10) Business Days thereafter, provide Landlord with additional Letter(s) of Credit in an amount equal to the deficiency (or a replacement or amended Letter of Credit in the total Letter of Credit Amount), and any such additional (or replacement or amended) Letter of Credit shall comply with all of the provisions of this Section 1; notwithstanding anything to the contrary contained in the Lease, if Tenant fails to timely comply with the foregoing, the same shall constitute a Default by Tenant under this Lease, without the necessity of additional notice or the passage of additional grace periods.

(e) Nature of Letter of Credit. Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or be treated as a “security deposit” and any Law applicable to security deposits in the commercial context including Section 1950.7 of the California Civil Code, as such section now exists or as may be hereafter amended or succeeded (“Security Deposit Laws”), (2) acknowledge and agree that the Letter of Credit (including any renewal thereof or substitute therefor or any proceed thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (3) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of Law, now or hereafter in effect, which (i) establish the time frame by which Landlord must refund a security deposit under lease, and/or (ii) provide that Landlord may claim from the Security Deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified in this Section 1 above and/or those sums reasonably necessary to (a) compensate Landlord for any loss or damage caused by Tenant’s breach of the Lease or the acts or omission of Tenant or any other Tenant Related Parties, including any damages Landlord suffers following termination of the Lease, or (b) compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code, all to the extent Landlord is entitled to recover the same from Tenant pursuant to the terms of the Lease.

(f) Release/Return of Letter of Credit. If Tenant performs all of Tenant’s obligations under the Lease, following the expiration or earlier termination of the Lease, the Letter of Credit, as reduced by any draws thereunder made by Landlord pursuant to this Section 1, shall be returned to Tenant and Landlord shall execute such documents as Tenant may reasonably request to cause the cancellation of the Letter of Credit, at no cost to Landlord.

2. Right of First Offer.

(a) Generally. Subject to the rights of Building tenants existing as of the date of the Lease (“Superior Rights”) and the terms and conditions of this Section 2, Tenant shall have the right of first offer with respect to any space which becomes Available for Lease (described below) on the fourteenth (14th) floor of the Building (the “Offering Space”). Offering Space shall be deemed to be “Available for Lease” as follows: (i) with respect to any Offering Space that is under lease from time to time to third parties, such Offering Space shall be deemed to be Available for Lease when Landlord has determined that such third party will not extend or renew the term of its lease for the Offering Space, no occupant has a Superior Right which is subject to exercise and Landlord is ready to market such space for lease, or (ii) with respect to any Offering Space that is not under lease, such Offering Space shall be deemed to be Available for Lease when Landlord has determined that no occupant has a Superior Right which is subject to exercise and Landlord is ready to market such space for lease. After Landlord has determined that any portion of Offering Space is Available for Lease, Landlord shall advise Tenant (the “Advice”) of the terms under which Landlord is prepared to lease such portion of the Offering Space to Tenant for a term that is equal to the greater of (x) three (3) years and (y) the remainder of the Term, provided, however, if the ROFO Extension Requirement (defined below) exists, then the Advice shall be as additionally provided in Section 2(e) below. In any case, Tenant may lease such Offering Space in its entirety only, under such terms as provided in the Advice, by delivering written notice of exercise to Landlord (“Notice of Exercise”) within ten (10) days after the date of delivery of the Advice, except that Tenant shall have no such Right of First Offer and Landlord need not provide Tenant with an Advice, if:

(i) Tenant is in Default under the Lease at the time Landlord would otherwise deliver the Advice; or

(ii) the Premises, or any portion thereof, is sublet (other than pursuant to a Permitted Transfer) at the time Landlord would otherwise deliver the Advice; or

(iii) the Lease has been assigned (other than pursuant to a Permitted Transfer) prior to the date Landlord would otherwise deliver the Advice; or

(iv) Tenant is not occupying all of the Premises on the date Landlord would otherwise deliver the Advice.

(b) Terms. The term for the Offering Space shall commence upon the commencement date stated in the Advice and thereupon such Offering Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice shall govern Tenant’s leasing of the Offering Space and only to the extent that they do not conflict with the Advice, the terms and conditions of the Lease shall apply to the Offering Space. The Letter of Credit Amount shall be proportionately increased relative to the increase in the Rentable Area of the Premises, pursuant to the terms of either a substitute Letter of Credit or an amendment to the existing Letter of Credit in the form required under the terms of Section 1 above, and the Base Year for the Offering Space shall be the calendar year in which the commencement date for the Offering Space occurs.

(c) Limitation on Right of First Offer. The rights of Tenant hereunder with respect to any portion of the Offering Space shall terminate on the earlier to occur of: (i) with respect to any portion of the Offering Space that is the subject of an Advice, Tenant’s failure to exercise its Right of First Offer within the ten (10) day period provided in Section 2(a) above, and (ii) with respect to any portion of the Offering Space which would otherwise have been the subject of an Advice, the date Landlord would have provided Tenant an Advice if Tenant had not been in violation of one or more of the conditions set forth in clauses (i) through (iv) of Section 2(a) above.

(d) Offering Amendment. If Tenant exercises its Right of First Offer, Landlord shall prepare an amendment (the “Offering Amendment”) adding the Offering Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, Rentable Area of the Premises, Tenant’s Share and other appropriate terms. A copy of the Offering Amendment shall be (i) sent to Tenant within a reasonable time after receipt of the Notice of Exercise executed by Tenant, and (ii) executed by Tenant and returned to Landlord within fifteen (15) Business Days thereafter, but an otherwise valid exercise of the Right of First Offer shall be fully effective whether or not the Offering Amendment is signed.

(e) ROFO Extension Requirement. If, as of the commencement date of the Offering Space set forth in an Advice, fewer than three (3) years remain in the Term (the “ROFO Extension Requirement”), then the Advice shall also provide that (i) the Term as to the initial Premises and the Offering Space shall be extended for an additional period of three (3) years after the initial Termination Date; and (ii) from and after the date immediately following the initial Termination Date: (A) the Base Rent for the initial Premises shall be determined from time to time by multiplying the annual rate per square foot applicable to the Offering Space by the Rentable Area of the initial Premises; and (B) the Base Year applicable to the initial Premises shall be the Base Year applicable to the Offering Space. No abatement of rent or any other concessions set forth in the Advice shall apply to the initial Premises during such extension.

EXHIBIT G

PARKING AGREEMENT

This Exhibit (the “Parking Agreement”) is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between CA-MISSION STREET LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and PEAR THERAPEUTICS, INC., a Delaware corporation (“Tenant”), for space in the Building located at 201 Mission Street, San Francisco, California.

1. During the Term, Tenant shall have the right to lease from Landlord and Landlord agrees to lease to Tenant one (1) parking space (the “Spaces”) for the use of Tenant and Tenant’s clients and their respective employees in the surface parking lot servicing the Building (the “Parking Lot”), located adjacent to the Building on the southeast side. Tenant’s rights under this Parking Agreement are contingent upon Tenant delivering not less than ten (10) days’ written notice to Landlord stating its election to lease the Space(s), provided that Landlord may permit Tenant to lease the applicable Space(s) prior to the passage of such ten (10)-day period if such Space(s) are readily available. Tenant may elect not to lease any or all of the Spaces by delivering written notice to Landlord, and such termination will be effective on the last day of the calendar month during which Tenant delivers such notice, provided that if Landlord receives such notice less than three (3) days prior to the last day of the month, then such termination shall be effective on the last day of the following calendar month. If, following any such termination described in the foregoing sentence, Tenant may elect to re-lease the applicable Space(s) (subject to availability) under the terms and conditions hereof by delivering written notice of such election to Landlord. In addition to the Spaces described above, Tenant may lease from Landlord additional spaces in the Parking Lot on a month-to-month basis, subject to the availability, and subject to the terms and conditions of this Parking Agreement. The rent for such Spaces will initially be as follows: Tenant will pay $425.00 per month for each Space; said rate is subject to adjustment from time to time in Landlord’s sole but reasonable discretion. Such charges, if any, shall be payable in advance to Landlord or such other entity as designated by Landlord, and shall be sent concurrent with Tenant’s payment of monthly Base Rent to the address Landlord designates from time to time. Except as otherwise set forth herein below, no deductions from such charges, if any, shall be made for days on which the Parking Lot is not used by Tenant.

2. Tenant shall at all times comply with all applicable ordinances, rules, regulations, codes, laws, statutes and requirements of all federal, state, county and municipal governmental bodies or their subdivisions respecting the use of the Parking Lot. Landlord reserves the right to adopt, modify and enforce reasonable rules (“Rules”) governing the use of the Parking Lot from time to time. Landlord shall provide Tenant with one (1) parking pass for each of the Spaces, provided that Landlord shall have the right to require Tenant to place a deposit on each such parking pass and to pay a fee for any lost or damaged parking pass. Landlord may refuse to permit any person who violates such Rules to park in the Parking Lot, and any violation of the Rules shall subject the car to removal from the Parking Lot following reasonable notice. Tenant shall comply with and cause its employees to comply with all the Rules as well as all reasonable additions and amendments thereto.

3. Unless specified to the contrary above, the Spaces hereunder shall be provided on a non-designated “first-come, first-served” basis. Landlord reserves the right to assign other specific parking spaces, and to reserve other parking spaces for visitors, small cars, handicapped persons and for other tenants, guests of tenants or other parties, which assignment and reservation or spaces may be relocated as determined by Landlord from time to time, and Tenant and persons designated by Tenant hereunder shall not park in any such location designated for such assigned or reserved parking spaces.

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4. Tenant shall not store or permit its employees to store any automobiles in the Parking Lot without the prior written consent of the operator. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Parking Lot. If it is necessary for Tenant or its employees to leave an automobile in the Parking Lot overnight, Tenant shall provide the operator with prior notice thereof designating the license plate number and model of such automobile.

5. Landlord shall have the right to temporarily close the Parking Lot, or certain areas therein in order to perform necessary repairs, maintenance and improvements to the Parking Lot, and in such events, Landlord shall refund any prepaid parking fee hereunder for any Spaces affected by such closure, prorated on a per diem basis.

6. EXCEPT TO THE EXTENT CAUSED BY LANDLORD’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, LANDLORD SHALL NOT BE LIABLE FOR ANY LOSS, INJURY OR DAMAGE TO PERSONS USING THE PARKING LOT OR AUTOMOBILES OR OTHER PROPERTY THEREIN, IT BEING AGREED THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, THE USE OF THE SPACES SHALL BE AT THE SOLE RISK OF TENANT AND ITS EMPLOYEES. WITHOUT LIMITING THE FOREGOING, TENANT HEREBY VOLUNTARILY RELEASES, DISCHARGES, WAIVES AND RELINQUISHES ANY AND ALL ACTIONS OR CAUSES OF ACTION FOR PERSONAL INJURY OR PROPERTY DAMAGE OCCURRING TO TENANT ARISING AS A RESULT OF PARKING IN THE PARKING LOT, OR ANY ACTIVITIES INCIDENTAL THERETO, WHEREVER OR HOWEVER THE SAME MAY OCCUR, AND FURTHER AGREES THAT TENANT WILL NOT PROSECUTE ANY CLAIM FOR PERSONAL INJURY OR PROPERTY DAMAGE AGAINST LANDLORD OR ANY OF THE LANDLORD RELATED PARTIES FOR ANY SAID CAUSES OF ACTION. IN ALL EVENTS, TENANT AGREES TO LOOK FIRST TO ITS INSURANCE CARRIER AND TO THE EXTENT PERMITTED BY LAW, TO REQUIRE THAT TENANT’S EMPLOYEES LOOK FIRST TO THEIR RESPECTIVE INSURANCE CARRIERS FOR PAYMENT OF ANY LOSSES SUSTAINED IN CONNECTION WITH ANY USE OF THE PARKING LOT. TENANT HEREBY WAIVES ON BEHALF OF ITS INSURANCE CARRIERS ALL RIGHTS OF SUBROGATION AGAINST LANDLORD OR LANDLORD RELATED PARTIES.

7. Tenant shall not assign its rights under this Parking Agreement or sublease any Space without the consent of Landlord. Landlord shall have the right to terminate this Parking Agreement with respect to any Space that Tenant desires to sublet or assign its rights thereto.

8. Landlord hereby reserves the right to enter into a management agreement or lease with another entity for the operation of the Parking Lot (“Operator”). In such event, Tenant, upon request of Landlord, shall enter into a parking agreement upon substantially the same terms hereunder with the Operator and pay the Operator the monthly charge established hereunder, and Landlord shall have no liability for claims arising through acts or omissions of the Operator. It is understood and agreed that the identity of the Operator may change from time to time during the Term. In connection therewith, any parking lease or agreement entered into between Tenant and any Operator shall be freely assignable by such Operator or any successors thereto.

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EXHIBIT H

201 Mission Street

Form of Tenant’s Estoppel Certificate

The undersigned (“Tenant”) hereby certifies to CA-MISSION STREET LIMITED PARTNERSHIP (“Landlord”) and __________________ (“Prospective Purchaser”), any other prospective purchaser and any lender of a Prospective Purchaser, including to __________________ (“Lender”), holder or proposed holder of a note or other obligation secured, or to be secured, by a mortgage/deed of trust (“Mortgage”) upon the premises referenced herein (the “Leased Premises”) and to any assignee, or proposed assignee of the Lease under an assignment of leases, rents and profits (“Lease Assignment”), as follows, with the understanding that Landlord, and such prospective purchaser and prospective purchaser’s lender (including Lender), are relying on such certification in connection with the proposed sale of the office building project located at 201 Mission Street, San Francisco, California (the “Building”).

1. Tenant is the tenant under that certain lease (as amended from time to time, the “Lease”) dated __________________, between Landlord, as landlord, and Tenant, as tenant, covering __________________ square feet of rentable area in the Building. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Lease unless context clearly indicates otherwise.

2. The Lease has not been amended except as follows: [list name and date of any document amending lease] __________________.

3. A true, correct and complete copy of the Lease and all amendments thereto is attached to this Certificate as Exhibit A.

4. The Lease is in full force and effect and to the best of Tenant’s knowledge and belief, neither Landlord nor the Tenant is in default in any respect under the Lease. Except for the Lease, there are no agreements or other arrangements between Tenant and Landlord in respect of the Leased Premises or the Building, except as follows: ______________________.

5. The Term commenced on _____________ and will expire on ________________unless sooner terminated as provided in the Lease. Tenant has no right or option to expand the Premises or extend the Term except as follows: __________________.

6. Tenant is in possession of the Leased Premises and to the best of Tenant’s knowledge and belief, Landlord has complied fully and completely with all of its covenants, warranties and other undertakings and obligations under the Lease as of this date (including, without limitation, construction of all tenant or Building improvements), and that Tenant is fully obligated to pay, and is paying, the rent and other charges due thereunder, and is fully obligated to perform, and is performing, all of the other obligations of Tenant under the Lease without right of counterclaim, offset, defense or otherwise.

7. Tenant does not have any offsets or credits against rents payable under the Lease, including any outstanding free rent, rent credits or claimed refunds, except as follows: ______________. There are no outstanding or unpaid tenant improvement or other allowances owing to Tenant except as follows: __________________.

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8. As of ____________, the amount of the annual Base Rent under the Lease is $__________________. In addition to the payment of Base Rent, Tenant pays Additional Rent in an amount equal to _____% (Tenant’s Share) of increases in Expenses, Taxes and Insurance Expenses over a Base Year of _____,which additional rent amounted to $______ for ___________. Tenant has not made any prepayment of rent under the Lease more than one month in advance. All Rent, whether Base or Additional, and all other sums payable by Tenant under the Lease or any amendment thereto, have been paid through __________________. A Security Deposit in the amount of $_________ was paid upon execution of the Lease and remains the total security deposit outstanding, except for __________________. [Specify other lease security, such as Letter of Credit and/or Guaranty, if applicable].

9. Tenant has no option or right of first refusal to purchase or lease any of the Leased Premises or adjacent premises, except as set forth in Section 2 of Exhibit F to the Lease.

10. Tenant has no preferential parking rights or rights to any storage areas or rooftop space at the Property, except as follows: __________________.

11. Tenant is solvent and free from bankruptcy and other reorganization proceedings and assignments for the benefit of creditors.

12. Tenant has not sublet or assigned any portion of the Leased Premises.

13. Tenant has no present right to cancel or terminate the Lease under the terms thereof or otherwise. Tenant has not given Landlord any notice of termination of the Lease. The Lease does not contain, and Tenant has no termination rights except as follows: __________________.

14. This letter shall inure to the benefit of Landlord, its successors and assigns, any purchaser of the Building and their Lender, and shall be binding upon Tenant and Tenant’s heirs, legal representatives, successors and assigns. This letter shall not be deemed to alter or modify any of the terms and conditions of the Lease.

EXECUTED this __ day of _____, 201_.

______________________________________________,

By:
Name:
Its:

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EXHIBIT I

FORM OF LETTER OF CREDIT

(For Silicon Valley Bank)

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER _____________

DATE: ______________

ISSUING BANK:

SILICON VALLEY BANK

3003 TASMAN DRIVE

2ND FLOOR, MAIL SORT HF210

SANTA CLARA, CALIFORNIA 95054

BENEFICIARY:

CA-MISSION STREET LIMITED PARTNERSHIP

C/O LASALLE INVESTMENT MANAGEMENT

333 W. WACKER DRIVE, SUITE 2300

CHICAGO, IL 60606

ATTENTION: DENISE HARRISON

APPLICANT:

PEAR THERAPEUTICS, INC.

745 ATLANTIC AVE., FLR 9

BOSTON, MA 02111

AMOUNT:	US$411,231.94 (FOUR HUNDRED ELEVEN THOUSAND TWO HUNDRED THIRTY-ONE AND 94/100 U.S. DOLLARS)

EXPIRATION DATE:	______________	(AT THE TIME OF ISSUANCE, SILICON VALLEY BANK WILL INSERT A SPECIFIC DATE THAT IS ONE YEAR FOLLOWING THE ISSUE DATE)

LOCATION:	SANTA CLARA, CALIFORNIA

LADIES AND GENTLEMEN:

AT THE REQUEST AND FOR THE ACCOUNT OF THE ABOVE REFERENCED APPLICANT, WE HEREBY ISSUE OUR IRREVOCABLE STANDBY LETTER OF CREDIT (THE “LETTER OF CREDIT”) IN YOUR FAVOR IN THE AMOUNT OF U.S. DOLLARS FOUR HUNDRED ELEVEN THOUSAND TWO HUNDRED THIRTY-ONE AND 94/100 (US$411,231.94) AVAILABLE WITH US AT OUR ABOVE OFFICE BY PAYMENT AGAINST PRESENTATION OF THE FOLLOWING DOCUMENTS:

1.	A DRAFT DRAWN ON US AT SIGHT MARKED “DRAWN UNDER SILICON VALLEY BANK, STANDBY LETTER OF CREDIT NO. SVBSF0_____.”

2.	THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT AND ANY AMENDMENTS, IF ANY.

3.	BENEFICIARY’S DATED STATEMENT SIGNED BY AN AUTHORIZED SIGNATORY WORDED AS FOLLOWS:

“THE AMOUNT OF THE ACCOMPANYING DRAFT REPRESENTS FUNDS DUE AND OWING TO US PURSUANT TO THE TERMS OF THAT CERTAIN LEASE DATED ________, 20__ BY AND BETWEEN CA-MISSION STREET LIMITED PARTNERSHIP, AS LANDLORD, AND PEAR THERAPEUTICS, INC., AS TENANT, (AS SUCH LEASE MAY BE AMENDED, RESTATED OR REPLACED) OR ANY OTHER AGREEMENT BETWEEN SUCH PARTIES RELATED TO THE LEASE.

THIS LETTER OF CREDIT EXPIRES AT OUR ABOVE OFFICE ON __________ [ONE YEAR FROM LC ISSUANCE]. IT IS A CONDITION OF THIS LETTER OF CREDIT THAT SUCH EXPIRATION DATE SHALL BE DEEMED AUTOMATICALLY EXTENDED, WITHOUT WRITTEN AMENDMENT, FOR ONE YEAR PERIODS, BUT NOT BEYOND OCTOBER 01, 2023 (THE “FINAL EXPIRY DATE”) UNLESS AT LEAST 90 DAYS PRIOR TO SUCH EXPIRATION DATE WE SEND WRITTEN NOTICE TO YOU AT YOUR ADDRESS ABOVE (OR ANY OTHER ADDRESS INDICATED BY YOU, IN A WRITTEN NOTICE TO US THE RECEIPT OF WHICH WE HAVE ACKNOWLEDGED, WITHIN FIVE (5) BUSINESS DAYS, AS THE ADDRESS TO WHICH WE SHOULD SEND SUCH NOTICE) BY OVERNIGHT COURIER OR REGISTERED MAIL WITH COPY OF SUCH NOTICE SHALL ALSO BE SENT BY OVERNIGHT COURIER OR REGISTERED MAIL TO: SHARTSIS FRIESE LLP, ONE MARITIME PLAZA, 18TH FLOOR, SAN FRANCISCO, CALIFORNIA 94111, ATTENTION: KATHLEEN KEELER BRYSKI (UNLESS THIS LETTER OF CREDIT HAS BEEN TRANSFERRED) THAT WE ELECT NOT TO EXTEND THE EXPIRATION DATE OF THIS LETTER OF CREDIT BEYOND THE DATE SPECIFIED IN SUCH NOTICE, HOWEVER, SO LONG AS DELIVERY NOTICE TO SHARTSIS FRIESE LLP IS ATTEMPTED IN ACCORDANCE WITH THIS PARAGRAPH. LACK OF RECEIPT OF SUCH COPY BY SHARTSIS FRIESE LLP DOES NOT INVALIDATE OUR NOTICE OF NON-EXTENSION TO THE BENEFICIARY.

UPON OUR SENDING YOU SUCH NOTICE OF THE NON-EXTENSION OF THE EXPIRATION DATE OF THIS LETTER OF CREDIT, YOU MAY ALSO DRAW UNDER THIS LETTER OF CREDIT, ON OR BEFORE THE EXPIRATION DATE SPECIFIED IN SUCH NOTICE, BY PRESENTATION OF THE FOLLOWING DOCUMENTS TO US AT OUR ABOVE ADDRESS:

1.	A DRAFT DRAWN ON US AT SIGHT MARKED “DRAWN UNDER SILICON VALLEY BANK, STANDBY LETTER OF CREDIT NO. SVBSF0____.”

2.	THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT AND ANY AMENDMENTS, IF ANY.

3.	BENEFICIARY’S DATED STATEMENT SIGNED BY AN AUTHORIZED SIGNATORY WORDED AS FOLLOWS:

“BENEFICIARY HAS RECEIVED NOTIFICATION FROM SILICON VALLEY BANK, THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED PAST ITS CURRENT EXPIRATION DATE. THE UNDERSIGNED FURTHER CERTIFIES THAT (I) AS OF THE DATE OF THIS STATEMENT, BENEFICIARY HAS NOT RECEIVED A LETTER OF CREDIT OR OTHER INSTRUMENT ACCEPTABLE TO IT AS A REPLACEMENT; AND (II) BENEFICIARY HAS NOT RELEASED PEAR THERAPEUTICS, INC. FROM ITS OBLIGATIONS TO BENEFICIARY IN CONNECTION WITH THAT CERTAIN LEASE DATED ________ __, 20__ BETWEEN CA-MISSION STREET LIMITED PARTNERSHIP, AS LANDLORD, AND PEAR THERAPEUTICS, INC., AS TENANT, (AS SUCH LEASE MAY BE AMENDED, RESTATED OR REPLACED).”

PARTIAL DRAWING(S) AND MULTIPLE PRESENTATIONS ARE PERMITTED UNDER THIS LETTER OF CREDIT; PROVIDED, HOWEVER, THAT THE TOTAL AMOUNT OF ANY PAYMENT(S) MADE UNDER THIS LETTER OF CREDIT WILL NOT EXCEED THE TOTAL AMOUNT AVAILABLE UNDER THIS LETTER OF CREDIT.

THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE TRANSFEREE AND ONLY IN THE FULL AMOUNT AVAILABLE TO BE DRAWN UNDER THE LETTER OF CREDIT AT THE TIME OF SUCH TRANSFER. ANY SUCH TRANSFER MAY BE EFFECTED ONLY THROUGH SILICON VALLEY BANK, AND ONLY UPON PRESENTATION TO US AT OUR PRESENTATION OFFICE SPECIFIED HEREIN OF A DULY EXECUTED TRANSFER REQUEST IN THE FORM ATTACHED HERETO AS EXHIBIT “A”, WITH INSTRUCTIONS THEREIN IN BRACKETS COMPLIED WITH, TOGETHER WITH THE ORIGINAL OF THIS LETTER OF CREDIT AND ANY AMENDMENTS THERETO. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE ORIGINAL OF THIS LETTER OF CREDIT, AND WE SHALL DELIVER SUCH ORIGINAL TO THE TRANSFEREE. OUR TRANSFER FEE OF 1⁄4 OF 1% OF THE TRANSFER AMOUNT (MINIMUM $250.00) IS FOR THE ACCOUNT OF APPLICANT. ALL CHARGES IN CONNECTION WITH ANY TRANSFER OF THIS LETTER OF CREDIT ARE FOR THE APPLICANT’S ACCOUNT, PROVIDED THAT PAYMENT OF ANY TRANSFER FEE SHALL NOT BE A CONDITION PRECEDENT TO THE EFFECTIVENESS OF THE TRANSFER.

WE ARE SUBJECT TO VARIOUS LAWS, REGULATIONS AND EXECUTIVE AND JUDICIAL ORDERS (INCLUDING ECONOMIC SANCTIONS, EMBARGOES, ANTI-BOYCOTT, ANTI-MONEY LAUNDERING, ANTI-TERRORISM, AND ANTI-DRUG TRAFFICKING LAWS AND REGULATIONS) OF THE U.S. AND OTHER COUNTRIES THAT ARE ENFORCEABLE UNDER APPLICABLE LAW. WE WILL NOT BE LIABLE FOR OUR FAILURE TO MAKE, OR OUR DELAY IN MAKING, PAYMENT UNDER THIS LETTER OF CREDIT OR FOR ANY OTHER ACTION WE TAKE OR DO NOT TAKE, OR ANY DISCLOSURE WE MAKE, UNDER OR IN CONNECTION WITH THIS LETTER OF CREDIT (INCLUDING, WITHOUT LIMITATION, ANY REFUSAL TO TRANSFER THIS LETTER OF CREDIT) THAT IS REQUIRED BY SUCH LAWS, REGULATIONS, OR ORDERS.

WE HEREBY ENGAGE WITH YOU THAT EACH DEMAND PRESENTED UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT WILL BE DULY HONORED IF PRESENTED, EITHER IN PERSON OR BY OVERNIGHT COURIER, TOGETHER WITH THE DOCUMENTS SPECIFIED IN THIS LETTER OF CREDIT AT OUR OFFICE LOCATED AT 3003 TASMAN DRIVE, SANTA CLARA, CA 95054, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION ON OR BEFORE THE ABOVE STATED EXPIRY DATE, OR ANY EXTENDED EXPIRY DATE IF APPLICABLE. ALTERNATIVELY, YOU MAY MAKE DEMAND FOR PAYMENT BY FACSIMILE TRANSMISSION AT: (408) 969-6510 OR (408) 496-2418; AND SIMULTANEOUSLY UNDER TELEPHONE ADVICE TO: (408) 654-67127 OR (408) 654-7716 OR (408) 654-3035, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION WITH ORIGINAL OF DRAW DOCUMENTS TO FOLLOW BY OVERNIGHT COURIER SERVICE, PROVIDED, HOWEVER, THE BANK WILL DETERMINE HONOR OR DISHONOR ON THE BASIS OF PRESENTATION BY FACSIMILE ALONE, AND WILL NOT EXAMINE THE ORIGINALS. DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THIS LETTER OF CREDIT WILL BE DULY HONORED WITHIN TWO (2) BUSINESS DAYS AFTER PRESENTATION.

THIS IRREVOCABLE STANDBY LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING. THIS UNDERTAKING IS INDEPENDENT OF AND SHALL NOT IN ANY WAY BE MODIFIED, AMENDED, AMPLIFIED OR INCORPORATED BY REFERENCE TO ANY DOCUMENT, CONTRACT OR AGREEMENT REFERENCED HEREIN OTHER THAN THE STIPULATED ICC RULES AND GOVERNING LAWS.

CANCELLATION PRIOR TO EXPIRATION: BENEFICIARY MAY RETURN THIS ORIGINAL LETTER OF CREDIT AND ALL AMENDMENTS THERETO TO US FOR CANCELLATION PRIOR TO ITS EXPIRATION PROVIDED THAT THIS ORIGINAL LETTER OF CREDIT AND ALL AMENDMENTS THERETO IS ACCOMPANIED BY BENEFICIARY’S WRITTEN AGREEMENT TO ITS CANCELLATION. SUCH WRITTEN AGREEMENT TO CANCELLATION SHOULD SPECIFICALLY REFERENCE THIS LETTER OF CREDIT BY NUMBER, CLEARLY INDICATE THAT IT IS BEING RETURNED FOR CANCELLATION AND BE SIGNED BY AN AUTHORIZED SIGNATORY OF BENEFICIARY.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING OTHERWISE DEMANDED IN ACCORDANCE WITH THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM BENEFICIARY, OR ANY TRANSFEREE UNDER A DULY EFFECTED TRANSFER.

EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, THIS STANDBY LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES 1998, INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590.

(BANK USE ONLY)	(BANK USE ONLY)

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

EXHIBIT “A”

TRANSFER FORM

DATE: ____________________

TO: SILICON VALLEY BANK
3003 TASMAN DRIVE	RE: IRREVOCABLE STANDBY LETTER OF CREDIT
SANTA CLARA, CA 95054	NO. _____________ ISSUED BY
ATTN: INTERNATIONAL DIVISION	SILICON VALLEY BANK, SANTA CLARA
STANDBY LETTERS OF CREDIT	L/C AMOUNT: ___________________

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY (THE “TRANSFEROR”) OF THE ABOVE DESCRIBED LETTER OF CREDIT HEREBY IRREVOCABLY TRANSFERS ALL ITS RIGHTS UNDER THE LETTER OF CREDIT AS AMENDED TO THIS DATE (THE “LETTER OF CREDIT”) TO THE FOLLOWING TRANSFEREE (THE “TRANSFEREE”):

(NAME OF TRANSFEREE)

ADDRESS

BY THIS TRANSFER, ALL RIGHTS OF TRANSFEROR IN THE LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE, AND THE TRANSFEREE SHALL BE THE SOLE BENEFICIARY OF THE LETTER OF CREDIT, POSSESSING ALL RIGHTS PERTAINING THERETO, INCLUDING, BUT NOT LIMITED TO, SOLE RIGHTS RELATING TO THE APPROVAL OF ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. YOU ARE HEREBY IRREVOCABLY INSTRUCTED TO ADVISE FUTURE AMENDMENT(S) OF THE LETTER OF CREDIT TO THE TRANSFEREE WITHOUT THE TRANSFEROR’S CONSENT OR NOTICE TO THE TRANSFEROR.

ENCLOSED ARE THE ORIGINAL LETTER OF CREDIT AND ORIGINAL(S) OF ALL AMENDMENTS TO DATE.

THE TRANSFEROR WARRANTS TO YOU THAT THIS TRANSFER AND THE TRANSACTION(S) HEREUNDER WILL NOT CONTRAVENE ANY FEDERAL LAWS OR REGULATIONS OF THE UNITED STATES NOR THE LAWS OR REGULATIONS OF ANY STATE THEREOF. PLEASE NOTIFY THE TRANSFEREE OF THIS TRANSFER AND OF THE TERMS AND CONDITIONS OF THE LETTER OF CREDIT AS TRANSFERRED. THIS TRANSFER WILL BECOME EFFECTIVE UPON SILICON VALLEY BANK’S WRITTEN NOTIFICATION TO THE TRANSFEREE THAT SUCH TRANSFER WAS EFFECTED.

(TRANSFEROR’S NAME)

BY:

PRINTED NAME:

TITLE:

PHONE NUMBER:

THE BANK SIGNING BELOW GUARANTEES THAT THE TRANSFEROR’S SIGNATURE IS GENUINE AND THAT THE INDIVIDUAL SIGNING THIS TRANSFER REQUEST HAS THE AUTHORITY TO DO SO:

(BANK’S NAME)

BY:

PRINTED NAME:

TITLE:

TEL. NO.:

[AN INCUMBENCY CERTIFICATE IN THE FORM OF EXHIBIT “B” TO THE LETTER OF CREDIT (FOR THE FIRST TRANSFER, MODIFIED APPROPRIATELY FOR SUBSEQUENT TRANSFERS) IS ACCEPTABLE IN LIEU OF THE ABOVE BANK AUTHENTICATION]

EXHIBIT “B”

INCUMBENCY CERTIFICATE

[ENTITY NAME]

Each of the undersigned hereby certifies the following in connection with that certain Letter of Credit Number [     ], under which CA-MISSION STREET LIMITED PARTNERSHIP, a Delaware limited partnership (the “Partnership”) is the Beneficiary:

1.	This Certificate is given in connection with that certain Letter of Credit Number [ ] issued by Silicon Valley Bank in the original amount of $[ ] (the “Letter of Credit”).

2.	The undersigned is a general partner of the Partnership and has full right, power and authority to issue this certification in its sole capacity.

3.

The following persons are now duly elected and qualified [general partners and employees of the Partnership] holding the positions indicated next to their respective names below, and the signatures appearing opposite their respective names below are true and genuine signatures of such persons, and each of such persons, acting along, is duly authorized to execute and deliver on behalf of the Partnership any certificate or other document to be delivered by the Partnership related to the Letter of Credit.

Name	Title	Signature

4.

The execution, delivery and performance of this Certificate are within the undersigned’s powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in the Partnership’s partnership agreement, nor will they constitute an event of default under any material agreement to which the undersigned is a party or by which the undersigned is bound. No consent from any other party is required to execute this Certificate.

IN WITNESS WHEREOF, the undersigned hereby certifies on this ______ day of ______________, 20___ that the signature appearing below is a true and genuine signature.

NAPI REIT TRS, INC.,

a Maryland corporation

By:
Name:
Title:

EXHIBIT I-1

ACCEPTED ISSUING BANKS

•	BB&T Co.

•	Fifth Third Bank

•	JPMorgan Chase Bank

•	Northern Trust Bank

•	PNC Bank

•	US Bank, N.A.

•	Wells Fargo Bank

•	Bank of the West

•	Citibank

•	Silicon Valley Bank

I-1